UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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PMA Capital Corporation
(Name of Registrant as Specified In Its Charter)

     N/A
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1735 Market Street, Suite 2800
Philadelphia, PA 19103-7590

_________________

Notice of 2002 Annual Meeting of Shareholders
To Be Held April 22, 2002

_________________

Dear PMA Capital Shareholder:

        On Monday, April 22, 2002, PMA Capital Corporation will hold its Annual Meeting of Shareholders at the Pyramid Club, 1735 Market Street, 52nd Floor, Philadelphia, PA 19103. The Annual Meeting will begin at 9 a.m.

        We are holding the Annual Meeting to:

        1. Elect four directors to serve until 2005 and until their successors are elected;

        2. Vote upon a proposal to approve the PMA Capital Corporation 2002 Equity Incentive Plan; and

        3. Ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent accountants.

        The Board recommends that you vote FOR items 1, 2 and 3. We will also transact any other business properly presented at the meeting and any adjournments.

        Only shareholders of record at the close of business on March 11, 2002 are entitled to vote at the Annual Meeting and any adjournments. A copy of our 2001 Annual Report to shareholders accompanies this notice.

March 22, 2002	By Order of the Board of Directors, Frederick W. Anton III Chairman of the Board

You are cordially invited to attend the meeting. Whether or not you plan to attend in person, please mark, date, sign and mail the enclosed proxy. A return envelope requiring no postage is enclosed for your convenience.

i

PMA CAPITAL CORPORATION
1735 Market Street, Suite 2800
Philadelphia, PA 19103-7590

_________________

Proxy Statement

_________________

GENERAL INFORMATION ABOUT OUR ANNUAL MEETING

        You are being sent this proxy statement and the enclosed proxy in connection with the solicitation by our Board of Directors of proxies to be voted at the Annual Meeting and at any adjournments. The approximate date of mailing of this proxy statement and the enclosed proxy is March 22, 2002.

        When and where is the Annual Meeting?

The Annual Meeting will be held on Monday, April 22, 2002, at 9 a.m. The Annual Meeting will be held at the Pyramid Club, 1735 Market Street, 52nd Floor, Philadelphia, Pennsylvania 19103.

        What proposals am I being asked to vote on?

You are being asked to vote on three proposals:

1. The election of four directors to serve until the 2005 Annual Meeting;

2. The approval of the 2002 Equity Incentive Plan; and

3. The ratification of PricewaterhouseCoopers LLP as independent accountants.

You can find information about these proposals in this proxy statement.

        Who is entitled to vote at the Annual Meeting?

Only holders of record of PMA Capital Class A Common Stock as of the close of business on March 11, 2002 are entitled to vote at the Annual Meeting. As of the close of business on March 11, 2002, we had outstanding 31,239,356 shares of Class A Common Stock. Each holder of Class A Common Stock is entitled to cast one vote for each share of Class A Common Stock held.

        What constitutes a quorum?

In order to transact business at the Annual Meeting, we must have a “quorum,” or the presence of a prescribed number of voting shares. The holders of Class A Common Stock representing a majority of the votes entitled to be cast at the Annual Meeting will constitute a quorum. If you submit a properly executed proxy card, even if you abstain from voting or withhold your vote, you will be considered present at the Annual Meeting, and therefore, part of the quorum. Broker non-votes will also be counted as part of the quorum. Generally, broker non-votes occur when a broker does not receive voting instructions with respect to a proposal from a beneficial owner and does not have discretionary authority to vote on that proposal.

        How do I vote?

There are two ways to vote:

1.	In person. Attend the Annual Meeting and vote your shares, or send a personal representative with an appropriate proxy.

If you hold your shares in “street name” (i.e., through a broker-dealer or other financial institution) and you want to vote at the Annual Meeting, you will need to obtain a proxy form from the institution that holds your shares.

If you hold share equivalents through the PMA Capital Stock Fund of the PMA Capital Corporation 401(k) Plan, you cannot vote your share equivalents at the Annual Meeting. Instructions on voting 401(k) share equivalents are described further below.

2.

By mail. Mark, date, sign and mail the enclosed proxy card in the prepaid envelope. If you return your proxy card but do not mark your voting preference, the individuals named as proxies will vote your shares for each item described in this proxy statement.

        Can I revoke my proxy and change my vote after I return my proxy card?

Yes. There are three ways to revoke your proxy:

1.	In person. You may revoke a previously submitted proxy vote by attending and voting in person, or by personal representative with an appropriate proxy card, at the Annual Meeting;

2.

In writing. You may give written notice of your revocation to the Company’s Secretary, which must be received before the Annual Meeting begins. Your letter should contain the name in which your shares are registered, the date of the proxy you are revoking, your new voting instructions and your signature;

3.	By proxy. By submitting a later-dated proxy card. We must receive the later-dated proxy card before the Annual Meeting begins.

        How do I vote my 401(k) shares?

If you have invested in the PMA Capital Stock Fund of the PMA Capital Corporation 401(k) Plan, you do not actually own shares of Class A Common Stock; Vanguard Fiduciary Trust Company, the plan trustee, does. However, you do have “pass through voting rights” based on the amount of money you have invested in the PMA Capital Stock Fund.

You may exercise your pass through voting rights only by completing the proxy card from the Plan’s trustee mailed with this proxy statement. The proxy card acts as a voting instruction to the Plan’s trustee. The trustee must receive your instructions prior to the Annual Meeting to vote your share equivalents in accordance with your instructions. If your voting instructions are not received by that date, the trustee will vote the share equivalents credited to your account in the same proportion that it votes share equivalents for which it did receive timely instructions.

        What does it mean if I get more than one proxy card?

If your shares are registered differently and are in more than one account, you will receive more than one proxy card. For example, if you hold share equivalents through the PMA Capital Corporation 401(k) Plan and you hold shares directly as a record holder, you will receive two sets of proxy materials, including two proxy cards. Please complete and return all of the proxy cards you receive to ensure that all of your shares are voted.

        How will voting on any other business be conducted?

Although we do not presently know of any business to be considered at the Annual Meeting other than the proposals described in this proxy statement, if any other business is properly presented at the Annual Meeting, your signed proxy card gives authority to the proxies named in the proxy to vote on such matters in their discretion.

        Who pays for the cost of this proxy solicitation?

PMA Capital will pay the cost of soliciting proxies. This solicitation will be made by mail and may also be made on our behalf by our officers, directors and employees in person or by telephone. We will reimburse banks, brokers, nominees, custodians and fiduciaries for their reasonable out-of-pocket expenses for sending proxies and proxy materials to beneficial owners.

        Will the Annual Meeting be accessible through webcasting?

Yes. We will provide “real time” access to the Annual Meeting through webcasting. This will allow you to hear the Annual Meeting without actually being present in Philadelphia, Pennsylvania. Please note that the webcast will be in “listen only” mode. This means that shareholders listening to the Annual Meeting through the webcast will not be able to ask questions or vote their shares as if present at the Annual Meeting. Further, shareholders accessing the Annual Meeting through the webcast will not be counted for purposes of determining whether a quorum is present. Therefore, even if you intend to access the meeting through the webcast, it is very important that you complete and return your proxy card prior to the Annual Meeting.

To access the Annual Meeting through our webcast, please visit the Investor Information section of our website at www.pmacapital.com or call our Investor Relations department at 215-665-5046.

BENEFICIAL OWNERSHIP OF CLASS A COMMON STOCK

Principal Beneficial Owners of Class A Common Stock

        The following table shows, as of December 31, 2001, those shareholders known to us to beneficially own more than 5% of the outstanding shares of Class A Common Stock.

Name & Address	Class A Common Stock	Percent of Class

PMA Foundation	5,558,050	17.8%
1735 Market Street, Suite 2800
Philadelphia, PA 19103-7590

Royce & Associates (1)	2,514,821	8.1%
1414 Avenue of the Americas
New York, NY 10019

__________
(1) Royce & Associates reported this information on Form 13F filed with the SEC.

Beneficial Ownership by Directors and Executive Officers

        The following table shows, as of February 1, 2002, the shares and percentage of our Class A Common Stock beneficially owned by:

•	each director and each nominee for director,
•	each executive officer named in the Summary Compensation Table on page 10, and
•	all of our executive officers and directors as a group.

        The “beneficial owner” of a share is the one that exercises voting or investment power over the security, even if someone else is the record owner.

Name of Individual or Identity of Group	Class A Common Stock Beneficially Owned		Percent of Class

Frederick W. Anton III (1)	494,708	(2)(3)	1.6%
Paul I. Detwiler, Jr. (1)	87,625	(4)	*
Joseph H. Foster (1)	17,025	(5)	*
Thomas J. Gallen	-		*
Anne S. Genter (1)	1,200		*
James F. Malone III (1)	1,244,000		4.0%
Louis N. McCarter III (1)	10,000	(6)	*
John W. Miller, Jr., M.D. (1)	581,500		1.9%
Edward H. Owlett (1)	754,300	(7)	2.4%
Louis I. Pollock (1)	367,350	(8)	1.2%
Roderic H. Ross (1)	6,050		*
L.J. Rowell, Jr. (1)	1,001		*
John W. Smithson (1)	719,689	(9)	2.3%
Vincent T. Donnelly	169,658	(10)	*
Robert L. Pratter	23,880	(11)	*
Stephen G. Tirney	332,700	(12)	1.1%
All executive officers and
directors as a group (18 persons)	5,044,342	(13)	15.6%

_________________
* Less than 1%.

(1)

As of February 1, 2002, PMA Foundation beneficially owned 5,558,050 shares of Class A Common Stock, which represents 17.8% of the Class A Common Stock outstanding on that date. The Board of Trustees of the Foundation has sole voting power and investment power with respect to the shares of Class A Common Stock held by the Foundation. These individuals are members of the Board of Trustees of the Foundation and disclaim beneficial ownership of the Foundation’s shares, which are excluded from the above table.

(2)

Includes 27,500 shares of Class A Common Stock held by a private charitable foundation of which Mr. Anton is the sole trustee and 66,192 shares of Class A Common Stock held in grantor retained annuity trusts of which Mr. Anton is a co-trustee.

(3)	Includes options to purchase 275,000 shares of Class A Common Stock that are currently exercisable or will become exercisable within the next 60 days under our equity incentive plans.
(4)	Includes 1,000 shares of Class A Common Stock owned jointly by Mr. Detwiler and his wife and 11,875 shares of Class A Common Stock owned by one of Mr. Detwiler’s children who resides in his household.
(5)

Does not include 2,202 share equivalents, which track the economic performance of the Class A Common Stock but do not carry voting rights, owned through the Deferred Compensation Plan for Non-Employee Directors and which are payable in cash only.

(6)	These shares are owned jointly by Mr. McCarter and his wife.
(7)

Includes: (i) 402,770 shares of Class A Common Stock held in certain Owlett family trusts, of which Mr. Owlett shares voting and dispositive power with Citizens & Northern Bank with respect to 57,000 of such shares of Class A Common Stock; (ii) 28,500 shares of Class A Common Stock held by Mr. Owlett’s wife; and (iii) 6,800 shares of Class A Common Stock held in non-family trusts for which Mr. Owlett serves as trustee. Mr. Owlett disclaims beneficial ownership of the shares held by his wife, of 296,700 shares of Class A Common Stock held by one of his family trusts and of all the shares held in the non-family trusts.

(8)

Includes 100 shares of Class A Common Stock owned jointly by Mr. Pollock and his wife; 171,250 shares of Class A Common Stock held in a trust for which Mr. Pollock serves as trustee; and 196,000 shares of Class A Common Stock held in a trust for which Mr. Pollock’s wife serves as trustee.

(9)

Includes 52,900 shares of Class A Common Stock held by Mr. Smithson’s wife; 8,480 shares of Class A Common Stock held in a trust for Mr. Smithson’s children of which Mr. Smithson’s wife serves as trustee and to which Mr. Smithson disclaims beneficial ownership; and options to purchase 442,700 shares of Class A Common Stock that are currently exercisable or will become exercisable within the next 60 days under our equity incentive plans.

(10)	Includes options to purchase 145,950 shares of Class A Common Stock that are currently exercisable or will become exercisable within the next 60 days under our equity incentive plans.
(11)

Includes 3,500 shares of Class A Common Stock held by Mr. Pratter’s child who resides in his household and to which Mr. Pratter disclaims beneficial ownership, and options to purchase 11,550 shares of Class A Common Stock that are currently exercisable or will become exercisable within the next 60 days under our equity incentive plans.

(12)

Includes 48,000 shares of Class A Common Stock held by Mr. Tirney’s wife and an aggregate of 10,000 shares held by Mr. Tirney’s children who reside in his household, and options to purchase 178,450 shares of Class A Common Stock that are currently exercisable or will become exercisable within the next 60 days under our equity incentive plans.

(13)	Includes options to purchase 1,216,365 shares of Class A Common Stock that are currently exercisable or will become exercisable within the next 60 days under our equity incentive plans.

ITEM 1. ELECTION OF DIRECTORS

        Our Board of Directors consists of 13 members and is divided into three classes. Each director is elected for a three-year term and until the director’s successor has been duly elected. The current three-year terms of our directors expire in the years 2002, 2003 and 2004.

        Four directors whose terms expire at the Annual Meeting are to be elected for terms expiring at the 2005 Annual Meeting. All of the nominees are currently directors. If any nominee becomes unavailable for any reason, it is intended that the proxies will be voted for a substitute nominee selected by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees named will be unable to serve if elected. Any vacancy occurring on the Board of Directors for any reason may be filled by the Board of Directors for the unexpired term.

        The names of the nominees for director and the directors who will continue in office after the Annual Meeting, together with certain information regarding them, are as follows:

Nominees for Election

Nominees for Election with Terms Expiring at the 2005 Annual Meeting

Paul I. Detwiler, Jr., age 68	Director since 1984

        Mr. Detwiler has been Chairman of the Board of New Enterprise Stone & Lime Co., Inc., a quarrying and construction company, since 1990.

Anne S. Genter, age 67	Director since 1991

        Ms. Genter has been owner and President of Anne S. Genter Interior Design, an interior design company, since 1975.

Roderic H. Ross, age 71	Director since 1981

        Mr. Ross was Chairman of the Board and Chief Executive Officer of Keystone State Life Insurance Company from 1985 until his retirement in July 2000.

John W. Smithson, age 56	Director since 1987

        Mr. Smithson has served as our President and Chief Executive Officer since May 1997, and as our President and Chief Operating Officer from 1995 to May 1997. He has also served as Chairman and Chief Executive Officer of the following subsidiaries; PMA Capital Insurance Company since 1984; The PMA Insurance Group since 1995; Caliber One Management Company since 1997; Caliber One Indemnity Company since 1997; and PMA Re Management Company since 2000. He started with the Company in 1972.

Vote Requirement

        The four nominees who receive the highest number of votes cast by the holders of Class A Common Stock entitled to vote will be elected as directors. Votes withheld and broker non-votes are not counted toward a nominee’s total.

The Board of Directors recommends that you vote FOR each of the nominees.

Directors Continuing in Office

Directors Continuing in Office with Terms Expiring at the 2003 Annual Meeting

Frederick W. Anton III, age 68	Director since 1972

        Mr. Anton has served as Chairman of the Board since 1995. He has served as our Chairman of the Board and Chief Executive Officer from 1995 to May 1997 and as President and Chief Executive Officer from 1981 to 1995. He started with the Company in 1962.

Joseph H. Foster, age 73	Director since 1982

        Mr. Foster has been an attorney and partner of White & Williams, LLP, a law firm, since 1958.

James F. Malone III, age 58	Director since 1974

        Mr. Malone has been a partner of Malone, Larchuk & Middleman, P.C., a law firm, since 1997 and from 1980 to 1997 was a partner of Dickie, McCamey & Chilcote, P.C., a law firm.

L. J. Rowell, Jr., age 69	Director since 1992

        Mr. Rowell was Chairman, President and Chief Executive Officer of Provident Mutual Life Insurance Company from 1992 until his retirement in July 1996.

Directors Continuing in Office with Terms Expiring at the 2004 Annual Meeting

Thomas J. Gallen, age 61	Director since 2000

        Mr. Gallen was Chief Executive Officer of USI Mid-Atlantic, an insurance and financial services broker, from January 1997 until his retirement in May 2000. From October 1980 until December 1996, he served as Chief Financial Officer, Secretary, Treasurer and Director of McCrea & Gallen, an insurance agency. Mr. Gallen is currently a self-employed insurance business consultant.

Louis N. McCarter III, age 73	Director since 1975

        Mr. McCarter has been President and Chief Executive Officer of The McCarter Corp., a manufacturer of specialty mixing machinery, since 1954.

John W. Miller, Jr., M.D., age 67	Director since 1988

        Dr. Miller is a physician and was President of Ear, Nose and Throat Associates of Lancaster from 1970 until his retirement in October 1998.

Edward H. Owlett, age 75	Director since 1964

        Mr. Owlett has been President of Owlett & Lewis, P.C. (formerly Owlett, Lewis & Ginn, P.C.), a law firm, since 1981.

Louis I. Pollock, age 72	Director since 1984

        Mr. Pollock has served as Chief Executive Officer & Chairman of Morris Coupling Company, a manufacturer of pipe and tube couplings and provider of pipe bending and fabrication, since 1957.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

        The Board of Directors met four times in 2001. The Board of Directors has five committees: an Executive Committee, an Audit Committee, a Nominating Committee, a Compensation Committee and a Stock Option Committee. During 2001, each director attended at least 75% of the total number of meetings of the Board of Directors and all committees on which the director served.

Executive Committee

        Messrs. Anton, Malone, Miller, Owlett and Smithson are the members of the Executive Committee. The Executive Committee met nine times in 2001, and acted once by unanimous written consent. The Executive Committee has the authority to take all actions that may be taken by the full Board of Directors, consistent with Pennsylvania law, between Board of Directors’ meetings.

Audit Committee

        Messrs. Owlett, Pollock and Rowell are the members of the Audit Committee. All of the Committee members are independent as defined in the National Association of Securities Dealers’ listing standards. The Audit Committee met five times in 2001. The Board of Directors has adopted a written charter for the Audit Committee, which was filed as an appendix to last year’s proxy statement. The Audit Committee’s duties include:

•	Reviewing with our management and independent accountants the audited annual financial statements and the unaudited quarterly financial statements.

•

In consultation with the independent accountants, management and the internal auditor, reviewing the integrity of our financial reporting processes as well as the adequacy of internal controls with respect to those processes.

•	Reviewing any material changes to our accounting principles and practices.
•	In conjunction with the Board of Directors, selecting, evaluating and, where appropriate, replacing our independent accountants.
•	Reviewing with our independent accountants the written statement regarding their independence.

Nominating Committee

        Messrs. Anton, Malone and Rowell are the members of the Nominating Committee. The Nominating Committee acted once pursuant to unanimous written consent in 2001. The Nominating Committee is responsible for the nomination of candidates to stand for election to the Board of Directors at the Annual Meeting and the nomination of candidates to fill vacancies on the Board of Directors between meetings of shareholders. The Nominating Committee will consider nominations for directors from shareholders to the extent the nominations are made in accordance with our Bylaws, as further described on page 27.

Compensation Committee

        Messrs. Miller, Owlett and Rowell are the members of the Compensation Committee. The Compensation Committee met one time in 2001. The Compensation Committee’s duties include:

•	Reviewing and recommending cash compensation plans.
•	Reviewing and approving the cash compensation of our executive officers, including our Chief Executive Officer.
•	Establishing performance goals for executive officer incentive-based cash compensation and certifying whether the performance goals have been met.

Stock Option Committee

        Messrs. Miller and Rowell are the members of the Stock Option Committee. The Stock Option Committee met one time in 2001 and acted once by unanimous written consent. The Stock Option Committee’s duties include:

•	Approving the grant of awards under, and determining participants in, our equity incentive plans.
•	Establishing performance goals for awards under our equity incentive plans.

DIRECTOR COMPENSATION

        In addition to expenses of attendance, which are paid to all directors, directors who are not also our employees are paid an annual retainer of $15,000 for their services and a fee of $1,000 for each Board of Directors meeting and $1,000 for each committee meeting that they attend; provided, that if a director attends more than one committee meeting in any one day, the total fee for attendance at all committee meetings will not exceed $1,000.

AUDIT COMMITTEE REPORT

        The Audit Committee reviews the Company’s accounting policies and financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The independent accountants are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon.

        In this context, the Committee has met and held discussions with management and the independent accountants. Management has represented to the Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Committee has discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees.

        In addition, the independent accountants also provided to the Committee the written disclosures required by the Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and the Committee has discussed with the independent accountants the firm’s independence. The Committee has also considered the compatibility of non-audit services provided by the independent accountants with their independence.

        In reliance on the reviews and discussions referred to above and other reviews and discussions the Committee deemed appropriate, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2001, for filing with the Securities and Exchange Commission.

The Audit Committee: Edward H. Owlett (Chair) Louis I. Pollock L. J. Rowell, Jr.

COMPENSATION OF EXECUTIVE OFFICERS

        The following information is furnished for our Chief Executive Officer and the four most highly compensated executive officers of the Company and its principal subsidiaries other than the Chief Executive Officer at the end of 2001.

Summary Compensation Table

		Annual Compensation			Long-Term Compensation Awards
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)		Securities Underlying Options (#)	All Other Compensation ($)

John W. Smithson	2001	700,000	275,000	11,886	(1)	40,000	47,104	(2)(7)
President and Chief	2000	700,000	--	8,772		80,000	55,252
Executive Officer	1999	700,000	550,000	13,067		55,000	55,105

Frederick W. Anton III	2001	700,000	--	14,343	(1)	--	210,400	(3)(7)
Chairman of the Board	2000	700,000	--	13,895		--	231,782
	1999	700,000	--	102,380		--	240,451

Stephen G. Tirney	2001	390,000	250,000	5,973	(1)	12,500	40,022	(4)
President and Chief	2000	390,000	--	3,155		25,000	84,631
Operating Officer of PMA	1999	390,000	310,000	3,325		20,000	25,701
Re Management Company

Vincent T. Donnelly	2001	350,000	250,000	--		25,000	22,811	(5)
President and Chief	2000	350,000	200,000	--		25,000	142,154
Operating Officer of	1999	350,000	200,000	--		20,000	61,449
The PMA Insurance Group

Robert L. Pratter	2001	350,000	125,000	--		12,500	28,104	(6)
Senior Vice President	2000	350,000	37,500	--		25,000	32,072
and General Counsel	1999	177,693	75,000	--		10,000	8,885

__________

(1)	Amounts represent tax payment reimbursements for certain benefits.
(2)

Amount represents Company contributions to its non-qualified 401(k) excess plan of $26,500, Company matching contributions to its 401(k) plan of $8,500, $7,004 of life insurance premiums paid by the Company and $5,100 of split-dollar life insurance premiums paid by the Company. See also Note 7.

(3)

Amount represents Company contributions to its non-qualified 401(k) excess plan of $26,500, Company matching contributions to its 401(k) plan of $8,500, $136,830 of split-dollar life insurance premiums paid by the Company and $38,570 in earnings on investments under the Company’s Deferred Compensation Plan other than those offered under the Company’s 401(k) plan. See also Note 7.

(4)

Amount represents Company contributions to its non-qualified 401(k) excess plan of $11,000, Company matching contributions to its 401(k) plan of $8,500, $5,076 of life insurance premiums paid by the Company and $15,446 in earnings on investments under the Company’s Deferred Compensation Plan other than those offered under the Company’s 401(k) plan.

(5)

Amount represents Company contributions to its non-qualified 401(k) excess plan of $9,000, Company matching contributions to its 401(k) plan of $8,500, and $5,311 of life insurance premiums paid by the Company.

(6)

Amount represents Company contributions to its non-qualified 401(k) excess plan of $9,000, Company matching contributions to its 401(k) plan of $8,500, and $10,604 of life insurance premiums paid by the Company.

(7)

Amounts previously reported reflected both the term insurance and non-insurance portion of the split-dollar life insurance premiums. Because we will recover the non-insurance portion of the premiums paid by us no later than at the time death benefits are paid, we believe the alternative method of reporting split-dollar life insurance premiums permitted by SEC rules better reflects the value of the premiums paid. Accordingly, we are now reporting the estimated term component of the premiums paid, plus the actuarial value of the benefit to such individuals of the current year’s insurance premium paid by us in excess of that required to fund the death benefit under the policy. The amounts reported in notes (2) and (3) reflect this calculation as do the amounts in the All Other Compensation column for 2000 and 1999.

Option/SAR Grants in Last Fiscal Year

        The following table sets forth certain information with respect to options to purchase shares of Class A Common Stock granted to the persons named in the Summary Compensation Table during the fiscal year ended December 31, 2001.

	Individual Grants
Name	Number of Securities Underlying Options/SARs Granted (#)	% of Total Options/SARs Granted to Employees in Fiscal Year	Exercise Price ($/Share)	Expiration Date	Grant Date Present Value ($) (4)

John W. Smithson	40,000(1)	10.9	20.00	2/7/11	255,560
Frederick W. Anton III	--	--	--	--	--
Stephen G. Tirney	12,500(2)	3.4	20.00	2/7/11	79,863
Vincent T. Donnelly	25,000(3)	6.8	20.00	2/7/11	159,725
Robert L. Pratter	12,500(2)	3.4	20.00	2/7/11	79,863

__________

(1)	These options become exercisable for 13,200 shares on 2/7/03, 13,200 shares on 2/7/04 and 13,600 shares on 2/7/05.
(2)	These options become exercisable for 4,125 shares on 2/7/03, 4,125 shares on 2/3/04 and 4,250 shares on 2/7/05.
(3)	These options become exercisable for 8,250 shares on 2/7/03, 8,250 shares on 2/3/04 and 8,500 shares on 2/7/05.
(4)

Based on a binomial option-pricing model adapted for use in valuing executive stock options. Calculations of grant date present values for all options assume an option life of 10 years, a dividend yield of 2.4%, an expected price volatility of Class A Common Stock of 16% and a risk-free interest rate of 5.2%. The approach used in developing the foregoing assumptions is consistent with the requirements of Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation.” The actual value, if any, an executive may realize will depend on the excess of the stock price on the date the option is exercised over the exercise price, so there is no assurance the value realized by an executive will be at or near the value estimated by the binomial option-pricing model. We believe that no model accurately predicts the future price of the Class A Common Stock or places an accurate present value on stock options.

Aggregated Option Exercises in the Last Fiscal Year and Fiscal Year-End Option Values

        The following table sets forth information with respect to options to purchase shares of Class A Common Stock exercised by the persons named in the Summary Compensation Table during the fiscal year ended December 31, 2001 and options held by those persons at December 31, 2001.

			Number of Securities Underlying Unexercised Options at Fiscal Year-End		Value of Unexercised In-the-Money Options at Fiscal Year-End (1)

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Exercisable (#)	Unexercisable (#)	Exercisable ($)	Unexercisable ($)

John W. Smithson	--	--	392,268	262,732	1,910,471	243,529
Frederick W. Anton III	--	--	275,000	--	1,382,500	--
Stephen G. Tirney	--	--	157,718	136,782	778,071	197,529
Vincent T. Donnelly	--	--	125,218	149,282	488,771	197,529
Robert L. Pratter	--	--	3,300	44,200	--	--

__________

(1)	Represents the difference between the aggregate exercise price and the aggregate market value as of December 31, 2001.

Pension Plans

        Under the PMA Capital Corporation Pension Plan, Supplemental Executive Retirement Plan (“SERP”) and Executive Management Pension Plan (“EMPP”), participants are entitled to benefits pursuant to the formula set forth under these plans. Sections 415 and 401(a)(17) of the Internal Revenue Code limit the benefits payable under the Pension Plan. In 2001, Section 415 generally limited annual payments to a participant under a qualified pension plan to $140,000, and Section 401(a)(17) limited the amount of compensation that could be used in calculating benefits under a qualified pension plan to $170,000.

        The benefit payable under the SERP is the difference between the amount that would be payable under the Pension Plan without regard to the Code limits and the amount actually payable under the Pension Plan. The EMPP provides additional years of service credit to officers who are at least vice presidents and meet the requirements for early retirement under the Pension Plan. The benefit payable under the EMPP for the additional years of service is based on the formula in the Pension Plan but without regard to the limitations under Section 415 and 401(a)(17) of the Code.

        The Pension Plan and SERP benefits vest when the participant has 5 years of service. The EMPP benefit vests when the participant meets the requirement for early retirement under the Pension Plan. The benefit under the Pension Plan is equal to the sum of: (i) 1.5% of the participant’s compensation for the year ended December 31, 1994, plus 0.3% of the participant’s compensation for the year ended December 31, 1994 in excess of covered compensation multiplied by pre-1995 benefit service, and (ii) 1.5% of the participant’s compensation for each year of benefit service after December 31, 1994, plus 0.3% of the participant’s compensation in excess of covered compensation for each year of benefit service after December 31, 1994. Service under the Pension Plan is capped at 25 years. For purposes of the above formula, compensation consists of a participant’s base rate of pay, short-term disability pay and employer contributions made pursuant to a salary reduction agreement which are not includible in the participant’s gross income under Code Sections 125 and 402(e)(3). Covered compensation consists of the average (without indexing) of the participant’s taxable wage bases in effect for each calendar year during the 35-year period ending on the last day of the calendar year in which the participant attains Social Security retirement age. In no event, however, will a participant’s benefit under the Pension Plan be less than the greater of the participant’s accrued benefit under the Pension Plan on December 31, 1992 or June 1, 1999.

        The Pension Plan is a qualified plan and benefits are payable from its trust. Both the SERP and the EMPP are non-qualified, unfunded, deferred compensation plans and, as such, the benefits under each constitute unsecured contractual obligations of the Company.

        The executive officers named in the Summary Compensation Table had the following years of service as of December 31, 2001: (i) Mr. Smithson, 30 years; (ii) Mr. Anton, 39 years; (iii) Mr. Tirney, 26 years; (iv) Mr. Donnelly, 10 years; and (v) Mr. Pratter, 3 years. Based upon the above formula and current years of service, the annual pension benefit accrued under the Pension Plan, the SERP and the EMPP, as of December 31, 2001, for each of the executive officers named in the Summary Compensation Table, without regard to vesting, was: Mr. Smithson, $236,314; Mr. Anton, $274,543; Mr. Tirney, $125,254; Mr. Donnelly, $80,696; and Mr. Pratter, $30,633. Using the same assumptions, but also assuming constant earnings until age 65 and that each named executive officer works for us until age 65, their projected annual pension benefits at age 65 would be: Mr. Smithson, $272,940; Mr. Anton, $274,543; Mr. Tirney, $163,736; Mr. Donnelly, $143,454; and Mr. Pratter, $135,757. The amounts for Mr. Anton do not include other retirement payments that would be provided pursuant to his employment agreement described below.

Employment Agreements

        We have employment agreements with Frederick W. Anton III and John W. Smithson. Mr. Anton’s employment agreement commenced on May 1, 1999 and currently ends April 30, 2006, and is subject to automatic extension for an additional period of one year for each year Mr. Anton is re-elected as our Chairman of the Board at each organizational meeting of our Board of Directors. The employment agreement provides for a salary of not less than $700,000 per year, which may be increased, but not decreased, at the our discretion, at any time. Mr. Anton has agreed during the term of the employment agreement not to engage in or have a material financial interest in any business that competes with our business as then conducted. In the event of Mr. Anton’s death during the term of the agreement, we are released from all obligations to pay Mr. Anton, his heirs or personal representatives any salary other than any portions of his annual salary, which has been accrued and unpaid on his date of death. However, we are required to maintain split-dollar life insurance policies providing death benefits of approximately $5.4 million on the life of Mr. Anton. If Mr. Anton retires at any time, Mr. Anton would be entitled to receive monthly payments equal to 5% of his annual salary on the date of his retirement and continuing throughout his lifetime. We have a $3.1 million liability for the potential retirement obligation. We are obligated to establish an irrevocable trust prior to Mr. Anton’s retirement and make contributions to the trust sufficient to pay his retirement benefits as they become due.

        Mr. Smithson’s employment agreement is for a term that commenced April 1, 1995 and currently expires March 31, 2004, and is subject to automatic extension for an additional period of one year for each year Mr. Smithson is re-elected as our President at each annual organizational meeting of our Board of Directors. The employment agreement provides for a salary of not less than $670,000 per year, which may be increased, but not decreased, at our discretion at any time. Mr. Smithson may also receive bonus compensation as he may be awarded from time to time. Mr. Smithson has agreed during the term of the employment agreement not to engage in or have a material financial interest in any business that competes with our business as then conducted. In the event of Mr. Smithson’s death during the term of the agreement, Mr. Smithson’s survivors are entitled to 180 consecutive monthly payments of an amount equal to 25% of Mr. Smithson’s monthly salary as of the date of his death, reduced by the amount of any similar payments for disability paid to Mr. Smithson during his lifetime in the event Mr. Smithson becomes disabled during the employment term. Under the agreement, we are required to maintain a split-dollar life insurance policy in the face amount of $1,000,000 on the life of Mr. Smithson.

REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEES ON THE
COMPENSATION OF EXECUTIVE OFFICERS OF THE COMPANY
FOR THE YEAR ENDED DECEMBER 31, 2001

        The Compensation and Stock Option Committees of the Board of Directors make decisions regarding the aggregate compensation of the Company’s executive officers in the form of base salaries, cash bonuses and stock option awards. The members of the Compensation Committee for the year ended December 31, 2001 were John W. Miller, Jr., M.D., Edward H. Owlett and L. J. Rowell, Jr., none of whom are officers or employees of the Company or its subsidiaries. Messrs. Miller and Rowell also were the members of the Stock Option Committee.

        In 2001, the Chairman of the Board received a salary in accordance with his employment agreement with the Company described previously under “Compensation of Executive Officers -- Employment Agreements.” In this report, we have discussed the Company’s compensation policies and compensation paid to the Company’s other executive officers.

        We have implemented compensation policies that are intended to support the Company’s overall objective of enhancing value for our shareholders. In addition, the Company’s compensation policies are designed to align executive compensation with the Company’s long-term business objectives and performance and to enable the Company to attract, retain and motivate executive officers whose leadership and contributions are critical to the Company’s long-term success. In furtherance of these objectives, the Company’s compensation program for executive officers includes the following elements:

•

Pay base salaries to executive officers that are reasonably competitive with base salaries paid by similarly sized United States insurance and reinsurance companies (“Peer Companies”) for comparable executive positions.

•

Reward the executive officers through the potential award of incentive cash bonuses based on pre-established, objective performance criteria related to the financial results of the Company and the business segment under each executive officer’s direct management, and also taking into account the executive officer’s individual leadership, strategic management and contribution to the Company’s success.

•	Provide additional long-term incentive to executive officers and align their interests with the shareholders’ interests through the granting of stock-based compensation.

•	Compensate the executive officers on an equitable basis taking into consideration each individual’s degree of responsibility and contribution to the achievement of the Company’s overall objectives.

        In 2001, the Company had three components for the compensation paid to its executive officers: base salary, an annual incentive cash bonus and stock options. We considered and determined each element separately and collectively to ensure that the executive officers were appropriately compensated consistent with our basic compensation principles. In making these decisions, we reviewed survey data of the compensation paid by other insurers and by reinsurers generally and the Peer Companies for comparable executive positions. We targeted each executive’s aggregate compensation to the mean of the aggregate compensation paid by the Peer Companies for comparable executive positions.

        We have discussed in the following section the three elements of compensation for each of the executive officers in fiscal 2001, other than the President and Chief Executive Officer, who is discussed subsequently in the body of this report.

Base Salary

        In 2001, the President and Chief Executive Officer of the Company recommended to the Compensation Committee a base salary for the executive officers, other than himself. In determining base salary, we considered the Chief Executive Officer’s recommendation, each executive officer’s value to the Company, his experience in the industry and performance with the Company. We also considered the base salary levels in effect for comparable executive positions with the Peer Companies.

Cash Bonus

        Under the Company’s Annual Incentive Plan, which was approved by shareholders in 2000, each executive officer may receive a maximum bonus equal to 200% of his or her base salary on January of the preceding year, if pre-established objective performance goals are met. Pursuant to the Annual Incentive Plan, we had set various pre-established, objective performance-based goals for the executive officers in February 2001 based upon operating income per share, after-tax return on shareholders’ equity and book value per share. In February 2002, we determined that one or more of the pre-established objective performance goals had been met. We also evaluated the Company’s overall performance in fiscal year 2001 and each executive officer’s individual performance as well as reviewed the total cash compensation paid by the Peer Companies for comparable executive positions. Further, we took into account the financial impact of the Company’s World Trade Center losses that substantially affected the Company’s 2001 financial performance, and the contribution of each executive officer to the success of the Company’s public offering of Class A Common Stock in December 2001. Based upon these factors, we decided to award incentive cash bonuses to the executive officers but we determined that the bonuses should be below the maximum allowable under the Annual Incentive Plan. The total cash compensation for the Company’s executives for fiscal year 2001 did not exceed the mean cash compensation paid by the Peer Companies for comparable executive positions.

Long-Term Incentive Awards

        The Stock Option Committee administers the Company’s equity incentive plans. We believe that the executive officers should have the opportunity to own Class A Common Stock of the Company to align their interests with the Company’s shareholders. Stock option awards provide this opportunity and also add an additional long-term incentive to executive officers and other key employees to further the Company’s growth, development and financial success. We have a policy of considering annual grants under the equity incentive plans to executive officers.

        In 2001, we granted options under the Company’s equity incentive plans to executive officers (including the Chief Executive Officer) to purchase 115,000 shares of Class A Common Stock. In making these grants, the Stock Option Committee considered the number of options remaining available for grants under the stock option plans, the aggregate amount of options previously granted and the amount of options previously granted to each of the executive officers. All of the options granted in 2001 to the executive officers were at an exercise price that was greater than the fair market value of the Class A Common Stock on the date of grant. Options granted in 2001 vest over a four-year period with vesting beginning in the second year of the grant.

Compensation of the President and Chief Executive Officer

        Mr. Smithson has an employment contract with the Company which currently expires March 31, 2004, and is subject to automatic one-year extensions if Mr. Smithson is re-elected President of the Company at each annual organizational meeting of the Board of Directors. The contract requires the Company to pay Mr. Smithson a salary of not less than $670,000 per year. In evaluating Mr. Smithson’s base salary for fiscal year 2001, we considered a variety of factors, including the Company’s performance since Mr. Smithson became President and Chief Executive Officer, his long-term contributions to the Company, his strategic leadership, his stature in the insurance industry and his ongoing value to the Company and its shareholders. We also reviewed the base salary that the Peer Companies pay to their chief executive officers, and the percentage relationship between base salary and short- and long-term incentive compensation. Based upon all of these factors, we concluded to continue Mr. Smithson’s base salary at $700,000 per year for fiscal year 2001.

        Because one or more of the pre-established objective performance goals that we established under the Annual Incentive Plan for the year ended December 31, 2001 were met, we decided to pay an incentive cash bonus to Mr. Smithson. In deciding the amount of the cash bonus, we considered a variety of factors, including the impact of the Company’s World Trade Center losses on the Company’s 2001 financial performance, and the manner in which the Company successfully executed its public offering of Class A Common Stock in December 2001 under Mr. Smithson’s leadership. We also considered the operating income per share performance, after-tax return on shareholder’s equity and the book value per share of the Company. The aggregate compensation paid to Mr. Smithson for fiscal year 2001 did not exceed the mean amount paid to chief executive officers by the Peer Companies.

        The Stock Option Committee also approved the award to Mr. Smithson of options to purchase 40,000 shares of Class A Common Stock pursuant to the Company’s stock option plans at an exercise price that was greater than the fair market value of the Class A Common Stock on the date of grant. The vesting schedule and other terms of all options granted to Mr. Smithson were the same as described above for the other executive officers. These option awards were intended to strengthen the relationship between Mr. Smithson’s future compensation opportunity and the creation of additional shareholder value.

Compliance with Internal Revenue Code Section 162(m)

        Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation of over $1 million paid to a company’s chief executive officer and the four most highly compensated executive officers other than the chief executive officer. However, the statute exempts qualifying performance-based compensation from the deduction limit if certain requirements are met. We currently intend to structure incentive compensation to executive officers who may be subject to Section 162(m) in a manner that satisfies those requirements. However, because of uncertainties as to the application and interpretation of Section 162(m) and its regulations, no assurance can be given that compensation intended to qualify as performance-based under Section 162(m) will actually do so. Further, we reserve the authority to award non-deductible compensation in certain circumstances that we deem appropriate.

The Compensation Committee John W. Miller, Jr., M.D. Edward H. Owlett L. J. Rowell, Jr.	The Stock Option Committee John W. Miller, Jr., M.D. L. J. Rowell, Jr.

COMPARISON OF TOTAL RETURN ON THE COMPANY’S
CLASS A COMMON STOCK WITH CERTAIN INDICES

        The following graph provides an indicator of cumulative total shareholder return on our Class A Common Stock for the period from February 5, 1998 to December 31, 1998, and each subsequent annual period compared with the cumulative total return of the Standard & Poor’s 500 Stock Index (the “S&P500”), the Standard & Poor’s Property/Casualty Insurance Index (the “S&PP/C”) and the Standard & Poor’s Small Insurance Property/Casualty Index (the “S&PSmall P/C”) for the same periods. The graph assumes that with respect to our Class A Common Stock, the S&P500, the S&PP/C and the S&PSmall P/C, $100 was invested on February 5, 1998, and all dividends were reinvested.

Cumulative Total Return
$160
$140
$120
$100
$80
$60
2/5/98
12/31/98
12/31/99
12/31/00
12/31/01
PMA Capital
S&P 500
S&P P/C
S&P Small P/C

	02/05/1998	12/31/1998	12/31/1999	12/31/2000	12/31/2001

PMA Capital	$100.00	$124.01	$128.26	$113.77	$130.26
S&P 500	100.00	127.17	153.93	139.92	123.30
S&P P/C	100.00	94.83	70.54	110.08	101.29
S&P Small P/C**	100.00	101.22	69.31	112.25	86.85

_________________

*

Our Class A Common Stock commenced trading on The Nasdaq Stock Market effective on February 5, 1998. Prior to that date, the stock price was based upon over-the-counter bid quotations, which reflect interdealer prices, without retail mark-up, mark-down or commission, and may not have represented actual transactions.

**	Beginning in 2002, Standard &Poor’s discontinued the S&P Small P/C Index and, accordingly, we will not use it in future performance graphs.

CERTAIN TRANSACTIONS

        Our largest shareholder is PMA Foundation, which is a not-for-profit corporation qualified under Section 501(c)(6) of the Internal Revenue Code and whose purposes include the promotion of the common business interests of its members and the economic prosperity of the Commonwealth of Pennsylvania. As of February 1, 2002, PMA Foundation owned 5,558,050 shares, or 17.8% of Class A Common Stock. All of the members of our Board of Directors (other than Mr. Gallen) currently serve as the members of PMA Foundation’s Board of Trustees. Also, Frederick W. Anton III, our Chairman, serves as President and Chief Executive Officer of PMA Foundation. We and certain of our subsidiaries provide certain administrative services to PMA Foundation for which we and our subsidiaries receive reimbursement. Total reimbursements in 2001 amounted to $13,000. PMA Foundation also leases its Harrisburg, Pennsylvania headquarters facility from one of our subsidiaries under a monthly operating lease presently requiring rent payments of $25,000 per month and reimburses one of our subsidiaries for its use of other office space. In 2001, PMA Foundation paid $304,000 in rent and related reimbursements to our affiliates.

        James F. Malone III and Joseph H. Foster, who are directors, are or have been members of law firms that furnished legal representation to us and our subsidiaries during 2001. In the opinion of our management, the amounts paid to such firms represented reasonable charges for the services rendered and were as fair as the charges would have been had such services been furnished by law firms unaffiliated with any of the directors. No fees paid to the directors’ law firms exceeded five percent of their law firms’ gross revenues, except for approximately $792,000 in legal fees paid to Mr. Malone’s law firm.

        We have arranged an executive loan program with a financial institution. The institution provides personal demand loans to our officers, collateralized by Class A Common Stock beneficially owned by the officer and a treasury security of one of our subsidiaries. We have agreed to purchase any loan made to an officer (including accrued interest and related expenses) from the financial institution in the event that the borrower defaults on the loan. In such a case, we have recourse against the officer and the financial institution will assign all of the officer’s collateral securing the loan to us. The following executive officers had loans outstanding under the loan program during 2001, and at February 1, 2002, at a floating interest rate equal to the financial institution’s prime rate minus 1/2%.

Executive Officer	Largest Amount Outstanding During 2001	Amount Outstanding on February 1, 2002
John W. Smithson, President & CEO	$ 2,000,000	$ 2,000,000
Francis W. McDonnell, SVP, CFO & Treasurer	$ 546,088	$ 495,794
Robert L. Pratter, SVP, General Counsel & Secretary	$ 77,133	$ 77,133

        We have also made demand loans to Mr. Smithson with a variable interest rate equal to the prime rate of interest. The largest amount outstanding during 2001 was $158,000, and $159,000 was outstanding on February 1, 2002.

        Our subsidiaries, in the ordinary course of their business, have had and intend to continue to have insurance transactions with our directors and officers and the various businesses with which directors and officers are associated. The insurance is written in accordance with rates and terms authorized for use in the applicable jurisdictions. In the opinion of our management, these transactions were in the ordinary course of our business and on terms as favorable as we would have negotiated with unaffiliated persons or entities.

ITEM 2. APPROVAL OF 2002 EQUITY INCENTIVE PLAN

        On February 6, 2002, our Board of Directors adopted, subject to shareholder approval, the 2002 Equity Incentive Plan or the Plan. As we will further describe below, the Plan is intended to supersede the PMA Capital Corporation 1993, 1994, 1995, 1996 and 1999 Equity Incentive Plans, which were previously approved by shareholders. We refer to these in this Item 2 as the “Preexisting Plans.” Therefore, if the shareholders approve the Plan, no new grants will be made under the Preexisting Plans. However, awards granted prior to the termination of the Preexisting Plans will remain outstanding in accordance with their terms and the terms of the Preexisting Plans.

Purpose of the Plan

        We believe that our long-term success is enhanced by a competitive and comprehensive compensation program. The Plan will give the Stock Option Committee of the Board the ability to grant stock-based incentive awards to our officers and others who provide substantial services to us or our subsidiaries. These awards are designed to motivate and reward officers and key contributors for outstanding service and to aid us in attracting and retaining such persons, and therefore, serve to advance both the Company’s and shareholders’ interests. Further, allowing such persons to acquire and/or increase their ownership interest in us should help promote the creation of long-term shareholder value by aligning participants’interests with the interests of shareholders.

Summary Description of the 2002 Equity Incentive Plan

        This summary describes the material terms of the Plan. The full text of the Plan is attached as Appendix A to this proxy statement. We encourage you to read the Plan, as it is the legal document that sets forth the terms of the Plan. The Plan will be deemed effective on February 6, 2002, the date of the Board adoption, subject to shareholder approval.

        Shares Subject to Plan; Adjustments.

        Two million shares of Class A Common Stock are reserved for issuance and available for delivery to participants in connection with awards under the Plan. In addition, approximately 48,500 shares of Class A Common Stock already authorized but not yet granted under the Preexisting Plans, plus any shares that may become available because of forfeitures and cancellations under the Preexisting Plans will be available for awards under the Plan. Shares issued under the Plan may be either treasury shares or newly issued shares. The total number of shares of Class A Common Stock with respect to which incentive stock options (“ISOs”) may be granted shall not exceed 2,000,000. As discussed later, the Plan puts limits on the awards that any one individual may receive in a particular year.

        In addition, if we were to issue Class A Common Stock in substitution for awards under a stock-based plan of an acquired company, those shares would not count against the shares authorized under this Plan. The Plan will, however, govern the additional shares issued for the acquired company.

        The Committee may adjust the number and kind of shares of stock covered by each outstanding award; the number and kind of shares of stock that have been authorized for issuance under the Plan; the annual per-person share limitations under the Plan; and the exercise price, grant price or purchase price and other affected terms of an award for any stock split, stock dividend, combination, reclassification, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event. These adjustments will not enlarge the proportionate interest that the shares represented before the extraordinary event, but they will prevent an unfair reduction in the value of an award. The Committee is also authorized to adjust performance conditions and other terms of awards in response to these kinds of events or in response to changes in applicable laws, regulations, or accounting principles.

        Eligibility.

        Officers, consultants, other persons who provide substantial services to us or our subsidiaries, including employees, and persons offered employment as officers are eligible to be granted awards under the Plan. A person who is offered employment will not receive any benefit under his or her award until after starting employment. Non-employee directors are not eligible to receive awards under the Plan. Approximately one hundred persons would currently be eligible to receive awards under the Plan.

        Administration.

        The Stock Option Committee of the Board of Directors will initially administer the Plan. Although the Board does not presently intend to designate another committee as the Plan administrator, it has the power to do so under the Plan. The Board of Directors may also administer the Plan. Subject to the terms and conditions of the Plan, the Committee has full and final authority to interpret the provisions of the Plan, select participants, determine the type and number of awards to be granted and the number of shares of Class A Common Stock to which awards will relate, specify times at which awards will be exercisable or settleable, set other terms and conditions of awards, prescribe forms of award agreements, adopt, amend and rescind rules and regulations relating to the Plan, and make all other determinations that may be necessary or advisable for the administration of the Plan. The Committee has the authority to delegate its administrative functions to our employees.

        Under the Plan, the Committee may delegate to the Chief Executive Officer the authority to select and grant awards to participants. The Committee may limit the authority of the Chief Executive Officer, and under the Plan, the Chief Executive Officer’s authority is subject to the following:

•

The Chief Executive Officer may not grant awards to or for the benefit of any executive officer subject to Section 16 of the Securities Exchange Act of 1934, as amended or Section 162(m) of the Internal Revenue Code;

•	The Chief Executive Officer must be a member of the Board when he or she grants any awards under the Plan; and
•	The total number of shares of stock subject to awards under the Plan granted by the Chief Executive Officer may not exceed 15% of the total number of shares authorized under the Plan.

        The Plan provides that Committee members and any person acting on delegated authority will not be personally liable, and will be fully indemnified, for any action or determination taken or made in good faith with respect to the Plan.

        The Plan contains rules to assure that all awards are properly counted and not counted twice. These rules will apply to shares previously authorized under any other plan at the time they become subject to the Plan. For most purposes, the rules will also recognize all forms of awards permitted by the Plan as interchangeable. Forfeited, terminated or expired awards of shares, as well as awards settled in cash without issuing any shares, will become available for future awards. Further, any shares a participant surrenders to pay the exercise price of an award and those which we withhold to satisfy a tax withholding obligation will also become available for future awards.

        Types of Awards.

        The Plan authorizes the Committee to grant the following types of awards:
•	stock options,
•	stock appreciation rights (“SARs”),
•	restricted stock,
•	deferred stock,
•	bonus stock or stock in lieu of other obligations,
•	dividend equivalent rights,
•	other stock-based awards, and
•	performance awards that may be settled in cash, stock, or other awards under the Plan.

Stock Options and SARs.

        The Committee is authorized to grant stock options, including both ISOs that can result in potentially favorable tax treatment to the participant and non-qualified stock options (i.e., options not qualifying as ISOs), and SARs entitling the participant to receive the excess of the fair market value of a share of Class A Common Stock on the date of exercise over the grant price of the SAR. SARs may be free-standing or issued in combination with any other award granted under the Plan. Only our employees may receive ISOs. The exercise price per share subject to an option and the grant price of a SAR are determined by the Committee, but must not be less than the fair market value of a share of Class A Common Stock on the date of grant. On February 28, 2002, the closing price for a share of our Class A Common Stock on the Nasdaq Stock Market was $20.40.

        The maximum term of each option or SAR, the times at which each option or SAR will be exercisable, and the provisions requiring forfeiture of unexercised options or SARs at or following termination of employment generally are fixed by the Committee, except that no option or SAR may have a term exceeding ten years. Options may be exercised by payment of the exercise price in cash, shares of Class A Common Stock, outstanding awards, or other property (possibly including notes or obligations to make payment on a deferred basis) having a fair market value equal to the exercise price, as the Committee may determine from time to time. Methods of exercise and settlement and other terms of the SARs are determined by the Committee. The Committee may include a provision in an option permitting the grant of a new “reload” option when payment of the exercise price of an option or withholding taxes in connection with the exercise of an option is made in shares of Class A Common Stock. The Committee may also grant reload options in connection with the exercise of options granted under the Preexisting Plans. The new option will be for the same number of shares used in connection with the exercise or payment of taxes.

Restricted Stock and Deferred Stock.

        The Committee is authorized to grant restricted stock and deferred stock units. Restricted stock is a grant of Class A Common Stock that may not be sold or disposed of, and that may be forfeited in the event of termination of employment and/or failure to meet certain performance requirements, prior to the end of a restricted period specified by the Committee. A participant granted restricted stock generally has all of the rights of a shareholder, including the right to vote the shares and to receive dividends thereon, unless otherwise determined by the Committee.

        An award of deferred stock gives a participant the right to receive shares of Class A Common Stock at the end of a specified deferral period, subject to possible forfeiture of the deferred stock in the event of termination of employment and/or failure to meet certain performance requirements prior to the end of a specified restricted period (which restricted period need not extend for the entire duration of the deferral period). Prior to settlement, an award of deferred stock carries no voting or dividend rights or other rights associated with share ownership, although dividend equivalents may be granted, as discussed below.

Bonus Stock and Awards in Lieu of Cash Obligations; Dividend Equivalents.

        The Committee is authorized to grant shares as a bonus free of restrictions, or to grant shares or other awards in lieu of obligations to pay cash under other plans or compensatory arrangements, subject to such terms as the Committee may specify.

        The Committee is authorized to grant dividend equivalents, which are rights to receive cash, stock, other awards, or other property equivalent to the actual dividends paid on our capital stock. Dividend equivalents may be awarded on a free-standing basis or in connection with another award and subject to such conditions as the Committee may determine.

Other Stock-Based Awards.

        The Plan authorizes the Committee to grant awards that are denominated or payable in, valued by reference to, or otherwise based on or related to shares of Class A Common Stock. Such awards might include convertible or exchangeable debt securities, other rights convertible or exchangeable into shares, purchase rights for shares, awards with value and payment contingent upon our performance or any other factors designated by the Committee, and awards valued by reference to the book value of shares or the value of securities of or the performance of specified subsidiaries. The Committee determines the terms and conditions of such awards, including consideration to be paid to exercise awards in the nature of purchase rights, the period during which awards will be outstanding, and forfeiture conditions and restrictions on awards.

Performance-Based Awards Including Annual Incentive Awards.

        The Committee may require a participant to meet performance goals as a condition of any award or as a condition to exercise or to an acceleration of settlement. Performance goals will consist of one or more business criteria. We have described some of the business criteria for performance awards below under the heading “Compliance with Code Section 162(m).” Performance awards may take the form of incentive awards that are subject to settlement in cash, stock or a specified number of other awards, or any combination of the three. In this way, the Committee intends to qualify such annual incentive awards in order to avoid the loss of tax deductions under Section 162(m) of the Internal Revenue Code. This Plan does not supersede or affect the ability of the Compensation Committee of the Board to pay annual cash incentive bonuses that qualify as performance-based compensation under Section 162(m) to certain executive officers under the Annual Incentive Plan, which shareholders approved in 2000.

        Other Terms.

        The Committee may settle awards under the Plan in cash, shares, other awards or other property. Awards under the Plan may be issued either alone or in tandem with, or in substitution or exchange for, any other award. All awards will be non-transferable, except upon death or as may be permitted in individual cases for estate planning and similar purposes. Participants will not normally give consideration for awards under the proposed plan, other than their services to us. The Committee may, however, grant awards in exchange for other awards under the Plan, awards under other plans, or other rights to payment from us. The Committee may also authorize us to make, guarantee or arrange for a participant loan with respect to the exercise of any option or other payment in connection with any award.

        The Committee may require or permit participants to defer the settlement of all or part of an award in accordance with such terms and conditions as the Committee may establish, including payment or crediting of interest or dividend equivalents on deferred amounts, and the crediting of earnings, gains, and losses based on deemed investment of deferred amounts in specified investment vehicles. The Committee may, in its discretion, accelerate the exercisability, the lapsing of restrictions, or the expiration of deferral or vesting periods of any award. The Committee may condition any payment relating to an award on the withholding of taxes and may provide that a portion of any shares or other property to be distributed will be withheld (or previously acquired shares or other property surrendered by the participant) to satisfy withholding and other tax obligations.

        Unless waived by the Committee, a participant will forfeit all awards not then settled, if the participant engages in fraud, embezzlement, theft, commission of a felony or dishonest conduct in the course of his or her employment or retention by the Company or any subsidiary.

        If a change of control occurs, as defined in the Plan, the Committee may:

•	provide for the acceleration of any time periods relating to the exercise or realization of awards;
•	provide for the Company’s purchase of awards for an amount of cash equal to the amount which could have been obtained upon exercise or realization of the awards had they been exercisable or payable;
•	make adjustments to the awards then outstanding as the Committee deems appropriate to reflect a change of control; or
•	cause the awards then outstanding to be assumed, or new rights substituted by the surviving corporation in such a change of control.

        The Plan will terminate when no shares remain available for issuance and when we have no further obligations under outstanding awards. Before termination, the Committee may amend, suspend or terminate the Plan without further shareholder approval unless any federal or state law or Nasdaq Stock Market, or any stock exchange rules require such approval, but no amendment may have a negative effect on awards previously granted. Specifically, shareholders need not approve amendments that might increase the cost of the Plan. In its discretion, however, the Board may submit other amendments for shareholder approval.

Federal Income Tax Consequences

        The following is a brief summary of the principal federal income tax consequences of Plan awards under the Internal Revenue Code of 1986, as amended, or the Code and its Treasury regulations, all as in effect on the date of this proxy statement. The tax treatment described below does not take into account any changes in the Code or the Treasury regulations that may occur after the date of this proxy statement. It is not intended to be all inclusive or constitute tax advice, and, among other things, does not cover possible state or local tax consequences or federal tax withholding requirements.

        The grant of an option or SAR will create no federal income tax consequences for the participant or us. Generally, a participant will not have taxable income upon exercising an ISO, although the alternative minimum tax may apply. Under the Code, the participant must remain our employee during the entire period beginning on the date of grant of the ISO until at least three months before the date of exercise or 12 months in the case of total and permanent disability (the employment requirement is waived in the event of the participant’s death). On the exercise of a non-qualified option, the difference between the exercise price and the fair market value of the option shares is taxable to the participant as ordinary income. On the exercise of a SAR, the cash or the fair market value of the shares received will also be taxable as ordinary income.

        The use of Class A Common Stock to pay the exercise price of an option, if permitted under the applicable stock option agreement, will be treated as a like-kind exchange under Code Section 1036 to the extent that the number of shares received on the exercise does not exceed the number of shares surrendered. The participant will therefore recognize no gain or loss with respect to the surrendered shares, and will have the same basis and holding period with respect to the newly acquired shares (up to the number of shares surrendered) as with respect to the surrendered shares. In the case of an ISO, to the extent that the number of shares received exceeds the number surrendered, the participant’s basis in such excess shares will equal the amount of cash paid by the participant upon the exercise of the option (if any), and the participant’s holding period with respect to such excess shares will begin on the date such shares are transferred to the participant. In the case of a non-qualified option, to the extent that the number of shares received exceeds the number surrendered, the fair market value of such excess shares on the date of exercise, reduced by any cash paid by the participant upon such exercise, will be includible in the gross income of the participant. The participant’s basis in such excess shares will equal the fair market value of such shares on the date of exercise, and the participant’s holding period with respect to such excess shares will begin on the day following the date of exercise.

        If a participant disposes of ISO shares before the end of applicable ISO holding periods, including using them to exercise other options, he or she will have a disqualifying disposition and generally recognize ordinary income (and we will be entitled to a corresponding deduction) equal to the lesser of (1) the fair market value of the shares at exercise minus the exercise price, or (2) the amount realized upon the disposition minus the exercise price. In the case of disqualifying dispositions resulting from certain transactions, such as a gift or related party transactions, the determination of the ordinary income the participant realizes will be the fair market value of the shares on the date of exercise minus the exercise price. Disqualifying dispositions of shares may also, depending upon the sales price, result in capital gain or loss under the Code rules which govern other stock dispositions. Otherwise, a disposition of shares acquired by exercising an option (including an ISO for which the ISO holding periods have been met) or SAR will result in short-term or long-term capital gain or loss equal to the sale price minus the participant’s tax basis in such shares. The tax basis is the exercise price paid plus any amount previously taxed as ordinary income upon exercise of the award.

        We are normally entitled to a tax deduction equal to the amount taxed as ordinary income to the participant in accordance with the rules of Code Section 83 (and Code Section 162(m) to the extent applicable, as discussed below). We will not be entitled to a tax deduction for amounts taxed as capital gain to the participant. Therefore, we will not be entitled to a tax deduction if a participant exercises an ISO and holds the shares received for the ISO holding periods.

        In the case of awards other than options and SARs, the participant will be taxed on ordinary income equal to the fair market value of shares, cash or other property received. This tax will accrue at the time of receipt, except in the case of an award that is non-transferable and subject to a substantial risk of forfeiture, like restricted stock. In that case, the tax will not accrue until the earlier of the date the restricted stock becomes transferable or the date the restricted stock ceases to be subject to a substantial risk of forfeiture, although the participant may elect, under Code Section 83(b) within 30 days of the date of transfer of the restricted stock to the participant, to be taxed at the time of such transfer. However, if the participant subsequently forfeits such shares or other property, the participant would not be entitled to any tax deduction, including a capital loss, for the value of the shares or other property on which he or she previously paid tax. Subject to the exceptions discussed below with respect to Code Sections 162(m) and 280G, we will be entitled to a tax deduction in an amount equal to the ordinary income taxed to the participant. To the extent a participant realizes capital gains, we are not entitled to any deductions for federal income tax purposes.

        Awards that are granted, accelerated or enhanced upon the occurrence of a change of control may give rise, in whole or in part, to “excess parachute payments” within the meaning of Code Section 280G and, to such extent, will be non-deductible by us and subject to a 20% excise tax payable by the participant.

        The foregoing summary of the federal income tax consequences in respect of the Plan is for general information only. Interested parties should consult their own advisors as to specific tax consequences, including the application and effect of foreign, state and local tax laws.

        Compliance with Code Section 162(m).

        The Committee intends that certain awards under the Plan should qualify as performance-based under Code Section 162(m) and its Treasury regulations. Section 162(m) imposes a cap of $1 million on the amount of tax deductions a company may take for compensation to certain executive officers in a single year, but qualifying performance-based compensation remains fully deductible regardless of its amount. Under the Plan, therefore, options and SARs, annual incentive awards to employees whom the Committee expects to be an executive officer named in the Summary Compensation Table of this proxy statement, and other awards conditioned on achievement of performance goals are intended to qualify as performance-based compensation.

        By approving the Plan, shareholders will also be approving the eligibility of executive officers and others to participate, the per-person limitations, and general business criteria on which performance objectives for performance-based awards may be based. The Plan imposes per-person limitations, so that the Committee may not grant a participant awards intended to qualify as performance-based in excess of his or her annual limit. For each type of award, a participant’s maximum annual limit is 150,000 shares. In the case of awards not valued in a way in which the share limitation would be effective — for example, incentive awards to be settled in cash — a participant may not be paid during any calendar year an amount that exceeds his or her annual limit, which is $1.5 million. These two limitations are not affected by one another and will be applied separately. A participant’s annual limit applies if an award is potentially earnable, even if there is a deferral of payout. Options, SARs, restricted stock, deferred stock, stand-alone dividend equivalent rights, other stock-based awards, and performance awards each represent a separate type of award for purposes of the annual limit.

        The Committee has discretion to determine the period over which performance will be measured, i.e., performance period. The Committee will establish written, objective performance goals for a performance period no later than 90 days after the beginning of each performance period. The performance goals must be stated by the Committee as specific amounts of, or specific changes in, one or more of the following financial measures: premiums, revenues, earnings, including operating earnings, earnings per share, including operating earnings per share, shareholders’ equity, return on equity, assets, return on assets, capital, return on capital, book value, economic value added, operating margins, cash flow, shareholder return, expenses, expense ratios, loss ratios, underwriting results, debt-to-capital ratio, or market share. The Committee is authorized to specify any reasonable definition of the financial measures it uses, and the definitions may provide for reasonable adjustments and may include or exclude certain items. Within a reasonable time after the close of a performance period, the Committee will determine whether the performance goals for that performance period have been met. The Committee may, in its discretion, determine that the amount payable as a performance award will be increased or reduced from the amount of any potential award, but may not exercise discretion to increase any amount intended to qualify under Code Section 162(m).

        A number of other requirements must be met in order for particular compensation to qualify as performance-based under Section 162(m). There can be no assurance that compensation resulting from plan awards intended to qualify under Section 162(m) will in fact be fully deductible under all circumstances. In addition, the plan authorizes the Committee to grant a number of types of awards that will not qualify as performance-based. Compensation paid as a result of any such awards may be subject to the cap on deductibility under Section 162(m) if it and other non-performance-based compensation exceed $1 million in a given year.

        Because the Committee has discretion to determine the amount and types of awards to be granted under the Plan, all of the benefits that will be received in the future by participants are not readily determinable.

        On February 6, 2002, subject to shareholder approval of the Plan, the Committee granted the following stock options under the Plan:

New Plan Benefits
2002 Equity Incentive Plan

Name	Number of Shares Subject to Options	Exercise Price	Expiration Date
John W. Smithson	100,000	$19.50	02/06/12
Frederick W. Anton III	--	--	--
Stephen G. Tirney	25,000	$19.50	02/06/12
Vincent T. Donnelly	25,000	$19.50	02/06/12
Robert L. Pratter	25,000	$19.50	02/06/12
All Executive Officers as a group	225,000	$19.50	02/06/12
Non-Executive Officer Employee Group	275,000	$19.50	02/06/12

        Because these awards are being granted subject to shareholder approval of the Plan, if shareholders do not approve the Plan, these awards will be automatically null and void and no further awards will be granted under the Plan. Finally, because the Plan is subject to shareholder approval, accounting rules require that we record a compensation expense equal to the difference between the $19.50 exercise price and the fair market value of Class A Common Stock on the date shareholders approve the Plan if it is higher than the exercise price.

Vote Requirement

        Approval of the 2002 Equity Incentive Plan will require the affirmative vote of the majority of the votes cast on the proposal at the Annual Meeting by the holders of the outstanding shares of Class A Common Stock. Abstentions and broker non-votes are not considered votes cast and will not have any effect on the vote to approve the Plan.

The Board of Directors recommends that you vote FOR the approval of the Plan.

ITEM 3. RATIFICATION OF INDEPENDENT ACCOUNTANTS

        Our Board of Directors and Audit Committee have appointed PricewaterhouseCoopers LLP as our independent accountants for the year ending December 31, 2002. Although not required, the Board requests that you ratify this appointment. If you do not ratify this appointment, the Board will reconsider the appointment.

        Representatives of PricewaterhouseCoopers LLP will attend the Annual Meeting. They will be given an opportunity to make a statement and will be available to respond to appropriate questions.

        The first column of the following table presents the aggregate fees and expenses billed and expected to be billed by PricewaterhouseCoopers LLP for professional services rendered in connection with the audit of our financial statements and for reviews of the financial statements included in our Forms 10-Q for the year ended December 31, 2001. The second column discloses the aggregate fees and expenses billed and expected to be billed by PricewaterhouseCoopers LLP for all other services rendered to us during the year ended December 31, 2001. There were no financial information systems design and implementation services rendered during the year ended December 31, 2001.

Audit Fees	All Other Fees	Financial Information Systems Design and Implementation Fees
$598,000	$267,000	$ -0-

Vote Requirement

        Ratification of the independent accountants will require the affirmative vote of the majority of the votes cast on the proposal at the Annual Meeting by the holders of outstanding shares of Class A Common Stock. Abstentions and broker non-votes are not considered votes cast and will not have any effect on the vote to ratify the appointment of independent accountants.

The Board of Directors recommends that you vote FOR this proposal.

OTHER MATTERS

        The Board of Directors does not know of any matters to be presented for consideration at the Annual Meeting other than the matters described in this proxy statement, but if other matters are presented, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their judgment.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16 of the Securities Exchange Act of 1934 requires that our executive officers and directors, as well as persons who own more than 10% of a class of our equity securities, file reports of their ownership of such securities, as well as monthly statements of changes in such ownership, with us and the Securities and Exchange Commission. Based upon written representations we have received from our executive officers and directors and the reports filed with us during 2001, we believe that all such filings required during 2001 were made on a timely basis except one inadvertently late report filed by Mr. Detwiler, which disclosed one transaction.

ANNUAL REPORT

        A copy of our 2001 Annual Report to Shareholders is being mailed to you with this proxy statement.

DEADLINES FOR SHAREHOLDER PROPOSALS

        If you wish to submit a proposal for inclusion in our proxy statement for our 2003 Annual Meeting of Shareholders, you must deliver the proposal in writing to our Secretary at our principal executive offices at 1735 Market Street, Suite 2800, Philadelphia, Pennsylvania 19103-7590, no later than November 22, 2002. Any shareholder who wishes to present a proposal from the floor of the 2003 Annual Meeting must notify our Secretary in writing of the proposal not later than the close of business on December 22, 2002. The notice must also include the other information specified in our Bylaws. Any shareholder who wishes to introduce a proposal should consult our Bylaws and applicable proxy rules of the Securities and Exchange Commission.

        If you wish to nominate someone for the Board of Directors, you must notify our Secretary in writing of the nomination not later than the close of business on December 22, 2002. The notice must include certain information about the shareholder and nominee as specified in our Bylaws. Each nominee must also provide our Secretary with a written consent to serve if elected.

By Order of the Board of Directors,

March 22, 2002	Frederick W. Anton III Chairman of the Board

Appendix A

PMA CAPITAL CORPORATION
2002 EQUITY INCENTIVE PLAN

        1. PURPOSE. The purpose of this 2002 Equity Incentive Plan (the “Plan”) is to assist PMA Capital Corporation, a Pennsylvania corporation (the “Company”), and its subsidiaries in attracting, retaining, motivating and rewarding officers, and other persons who provide substantial services to the Company or its subsidiaries, to provide for equitable and competitive compensation opportunities, to recognize individual contributions and reward achievement of Company goals, and promote the creation of long-term value for shareholders by closely aligning the interests of such persons with those of shareholders.

        2. DEFINITIONS. In addition to the terms defined in Section 1 above and elsewhere in the Plan, the following capitalized terms used in the Plan have the respective meanings set forth in this Section:

                (a) “Annual Incentive Plan” shall mean the Company’s Annual Incentive Plan as approved by shareholders at the Annual Meeting held on April 24, 2000.

                (b) “Award” means any Option, SAR, Restricted Stock, Deferred Stock, Stock granted as a bonus or in lieu of another award, Dividend Equivalent, Other Stock-Based Award or Performance Award, together with any related right or interest, granted to a Participant under the Plan.

                (c) “Beneficiary” means the legal representatives of the Participant’s estate entitled by will or the laws of descent and distribution to receive the benefits under a Participant’s Award upon a Participant’s death, provided that, if and to the extent authorized by the Committee, a Participant may be permitted to designate a Beneficiary, in which case the “Beneficiary” instead will be the person, persons, trust or trusts (if any are then surviving) which have been designated by the Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under the Participant’s Award upon such Participant’s death. Unless otherwise determined by the Committee, any designation of a Beneficiary other than a Participant’s spouse shall be subject to the written consent of such spouse.

                (d) “Board” means the Company’s Board of Directors.

                (e) “Change in Control” and related terms have the meanings specified in Section 9.

                (f) “CEO” means the Chief Executive Officer of the Company.

                (g) “Code” means the Internal Revenue Code of 1986, as amended. References to any provision of the Code or regulation (including a proposed regulation) thereunder shall include any successor provisions and regulations.

                (h) “Committee” means a committee of two or more directors designated by the Board to administer the Plan; provided, however, that, the number of members of the Committee and their qualifications shall at all times satisfy the requirements for exemptions under Rule 16b-3 and tax deductibility under Section 162(m) of the Code. The full Board may perform any function of the Committee hereunder, in which case the term “Committee” shall refer to the Board.

                (i) “Covered Employee” means an Eligible Person who is an Executive Officer designated by the Board or one of its committees to be a Covered Employee for the purpose of receiving performance-based compensation complying with Section 162(m).

                (j) “Deferred Stock” means a right, granted to a Participant under Section 6(e), to receive Stock or other Awards or a combination thereof at the end of a specified deferral period.

                (k) “Dividend Equivalent” means a right, granted to a Participant under Section 6(g), to receive cash, Stock, other Awards or other property equal in value to all or a specified portion of the dividends paid with respect to a specified number of shares of Stock.

                (l) “Effective Date” means the effective date specified in Section 11(p).

                (m) “Eligible Person” has the meaning specified in Section 5.

                (n) “Exchange Act” means the Securities Exchange Act of 1934, as amended. References to any provision of the Exchange Act or rule (including a proposed rule) thereunder shall include any successor provisions and rules.

                (o) “Executive Officer” means any Company employee who is an “executive officer” as defined in Rule 3b-7 promulgated under the Exchange Act.

                (p) “Fair Market Value” means the fair market value of Stock, Awards or other property as determined by the Committee or under procedures established by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of Stock shall be the average of the high and low prices per share of Stock reported on a consolidated basis for securities listed on the principal stock exchange or market on which Stock is traded on the date on which such value is being determined or, if there is no sale on that day, then on the last previous day on which a sale was reported.

                (q) “Incentive Stock Option” or “ISO” means any Option designated as an incentive stock option within the meaning of Code Section 422 or any successor provision thereto and qualifying thereunder.

                (r) “Option” means a right, granted to a Participant under Section 6(b), to purchase Stock or other Awards at a specified price during specified time periods.

                (s) “Other Stock-Based Awards” means Awards granted to a Participant under Section 6(h).

                (t) “Participant” means a person who has been granted an Award under the Plan which remains outstanding, including a person who is no longer an Eligible Person.

                (u) “Performance Award” means a right, granted to a Participant under Sections 6(i) and 7, to receive Awards or payments based upon performance criteria specified by the Committee.

                (v) “Performance Period” means the period for achievement of a Performance Award under Section 7. The Performance Period shall be specified by the Committee.

                (w) “Preexisting Plans” means the Company’s 1999 Equity Incentive Plan, 1996 Equity Incentive Plan, 1995 Equity Incentive Plan, 1994 Equity Incentive Plan and 1993 Equity Incentive Plan.

                (x) “Restricted Stock” means Stock granted to a Participant under Section 6(d) which is subject to certain restrictions and to a risk of forfeiture.

                (y) “Rule 16b-3” means Rule 16b-3, as from time to time in effect and applicable to Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

                (z) “Section 162(m)” means Code Section 162(m) and regulations promulgated thereunder by the Secretary of the Treasury.

                (aa) “Stock” means the Company’s Class A Common Stock, par value $5.00 per share, or any successor class of common stock.

                (bb) “Stock Appreciation Rights” or “SAR” means a right granted to a Participant under Section 6(c).

        3. ADMINISTRATION.

                (a) Authority of the Committee. The Plan shall be administered by the Committee, which shall have full and final authority, in each case subject to and consistent with the provisions of the Plan, to select Eligible Persons to become Participants; to grant Awards; to determine the type and number of Awards and the number of shares of Stock to which Awards relate, the dates on which Awards may be exercised or settled and on which the risk of forfeiture or deferral period relating to Awards shall lapse or terminate, the acceleration of any such dates, the expiration date of any Award, whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Stock, other Awards, or other property, and other terms and conditions of, and all other matters relating to, Awards; to prescribe documents evidencing or setting terms of Awards (such Award documents need not be identical for each Participant), amendments thereto, and rules and regulations for the administration of the Plan and amendments thereto; to construe and interpret the Plan and Award documents and correct defects, supply omissions or reconcile inconsistencies therein; ensure that awards continue to qualify under Rule 16b-3; and to make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan. Decisions of the Committee with respect to the administration and interpretation of the Plan shall be final, conclusive, and binding upon all persons interested in the Plan, including Participants, Beneficiaries, transferees under Section 11(b) and other persons claiming rights from or through a Participant, and shareholders.

                (b) Manner of Exercise of Committee Authority. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Company or any subsidiary or affiliate, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions, including administrative functions, as the Committee may determine, to the extent that such delegation will not result in the loss of an exemption under Rule 16b-3 for Awards granted to Participants subject to Section 16 of the Exchange Act in respect of the Company and will not cause Awards intended to qualify as “performance-based compensation” under Section 162(m) to fail to so qualify. The Committee may appoint agents to assist it in administering the Plan.

                (c) General Powers of the CEO. Subject to the requirements of applicable law, the Committee may delegate to the CEO the discretion to select Participants and grant them Awards in amounts and combinations and upon terms and conditions as he shall determine, subject to the same limitations and provisions that apply under the Plan to the Committee and under such other limitations as the Committee may determine, and also subject to the following:

                     (i) The CEO may not grant any Awards to or for the benefit of anyone subject to the requirements of Section 16(a) of the Exchange Act or to any Covered Employee;

                     (ii) The CEO must be a member of the Board when he grants any Awards under the Plan and must be properly empowered by the Committee to grant such Awards; and

                     (iii) The total number of shares of Stock which may be issued pursuant to Awards granted under this Section 3(c) is limited to a maximum of 15% of the number of shares of Stock authorized to be issued under the Plan.

                (d) Limitation of Liability. The Committee and each member thereof, and any person acting pursuant to authority delegated by the Committee, shall be entitled, in good faith, to rely or act upon any report or other information furnished by any officer or other employee of the Company or a subsidiary, the Company’s independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Committee, any person acting pursuant to authority delegated by the Committee, and any officer or other employee of the Company or a subsidiary acting at the direction or on behalf of the Committee or a delegatee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

        4. STOCK SUBJECT TO PLAN.

                (a) Overall Number of Shares Available for Delivery. Subject to adjustment as provided in Section 11(c), the total number of shares of Stock reserved and available for delivery in connection with Awards under the Plan shall be (i) two million, plus (ii) the number of shares that remain available for issuance under the Preexisting Plans immediately prior to the Effective Date, plus (iii) the number of shares subject to awards under the Preexisting Plans that become available in accordance with Section 4(b) after the Effective Date; provided, however, that the total number of shares with respect to which ISOs may be granted shall not exceed the number specified under clause (i) above. Any shares of Stock delivered under the Plan shall consist of authorized and unissued shares or treasury shares.

                (b) Share Counting Rules. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Award. Shares subject to an Award or an award under the Preexisting Plans that is canceled, expired, forfeited, settled in cash or otherwise terminated without a delivery of shares to the Participant will again be available for Awards, and shares withheld in payment of the exercise price or taxes relating to an Award or Preexisting Plan award and shares equal to the number surrendered in payment of any exercise price or taxes relating to an Award or Preexisting Plan award shall be deemed to constitute shares not delivered to the Participant and shall be deemed to again be available for Awards under the Plan. In addition, in the case of any Award granted in substitution for an award of a company or business acquired by the Company or a subsidiary or affiliate, shares issued or issuable in connection with such substitute Award shall not be counted against the number of shares reserved under the Plan, but shall be available under the Plan by virtue of the Company’s assumption of the plan or arrangement of the acquired company or business. This Section 4(b) shall apply to the number of shares reserved and available for ISOs only to the extent consistent with applicable regulations relating to ISOs under the Code.

         5. ELIGIBILITY; PER-PERSON AWARD LIMITATIONS. Awards may be granted under the Plan only to Eligible Persons. For purposes of the Plan, an “Eligible Person” means an officer of the Company or any subsidiary, including any executive officer, a consultant or other person who provides substantial services to the Company or a subsidiary or affiliate, and any person who has been offered employment as an officer by the Company or a subsidiary or affiliate, provided that such prospective officer may not receive any payment or exercise any right relating to an Award until such person has commenced employment with the Company or a subsidiary or affiliate. An officer on leave of absence may be considered as still in the employ of the Company or a subsidiary or affiliate for purposes of eligibility for participation in the Plan. For purposes of the Plan, a joint venture in which the Company or a subsidiary has a substantial direct or indirect equity investment shall be deemed an affiliate, if so determined by the Committee. In each calendar year during any part of which the Plan is in effect, an Eligible Person may be granted Awards intended to qualify as “performance-based compensation” under Section 162(m) under each of Section 6(b) through 6(i) in an amount not in excess of his or her Annual Limit (such Annual Limit to apply separately to the type of Award authorized under each specified subsection, except that the limitation applies to Dividend Equivalents under Section 6(g) only if such Dividend Equivalents are granted separately from and not as a feature of another Award). A Participant’s Annual Limit, in any calendar year during any part of which the Participant is then eligible under the Plan, shall equal 150,000 shares, subject to adjustment as provided in Section 11(c). In the case of an Award which is not valued in a way in which the limitation set forth in the preceding sentence would operate as an effective limitation satisfying Section 162(m) (including a Performance Award under Section 7 not related to an Award specified in Section 6), an Eligible Person may not be granted Awards authorizing the earning during any calendar year of an amount that exceeds the Participant’s Annual Limit, which for this purpose shall equal $1.5 million (this limitation is separate and not affected by the number of Awards granted during such calendar year subject to the limitation in the preceding sentence). For this purpose, (i) “earning” means satisfying performance conditions so that an amount becomes payable, without regard to whether it is to be paid currently or on a deferred basis or continues to be subject to any service requirement or other non-performance condition, and (ii) a Participant’s Annual Limit is used to the extent an amount or number of shares may be potentially earned or paid under an Award, regardless of whether such amount or shares are in fact earned or paid.

        6. AWARDS UNDER THE PLAN.

                (a) General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 11(e)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment or service by the Participant and terms permitting a Participant to make elections relating to his or her Award. The Committee shall retain full power and discretion with respect to any term or condition of an Award that is not mandatory under the Plan. The Committee shall require the payment of lawful consideration for an Award to the extent necessary to satisfy the requirements of the Pennsylvania Business Corporation Law, and may otherwise require payment of consideration for an Award except as limited by the Plan.

                (b) Options. The Committee is authorized to grant Options to Eligible Persons on the following terms and conditions:

                     (i) Exercise Price. The exercise price per share of Stock purchasable under an Option (including both ISOs and non-qualified Options) shall be determined by the Committee, provided that such exercise price shall be not less than the Fair Market Value of a share of Stock on the date of grant of such Option, and in no event less than the par value of the Stock.

                     (ii) Option Term; Time and Method of Exercise. The Committee shall determine the term of each Option, provided that in no event shall the term of any Option or SAR in tandem therewith exceed a period of ten years from the date of grant. The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the methods by which such exercise price may be paid or deemed to be paid and the form of such payment (subject to Section 11(k)), including, without limitation, cash, Stock, other Awards or awards granted under other plans of the Company or any subsidiary, or other property (including notes and other contractual obligations of Participants to make payment on a deferred basis, such as through “cashless exercise” arrangements, to the extent permitted by applicable law), and the methods by or forms in which Stock will be delivered or deemed to be delivered in satisfaction of Options to Participants (including deferred delivery of shares representing the Option “profit,” at the election of the Participant or as mandated by the Committee, with such deferred shares subject to any vesting, forfeiture or other terms as the Committee may specify).

                     (iii) ISOs. The terms of any ISO granted under the Plan shall comply in all respectswith the provisions of Code Section 422, including but not limited to, the requirement that no ISO shall be granted more than ten years after the Effective Date.

                     (iv) Option Replacements; Repricing. Without prior approval of the Company’s shareholders, the Committee may not cancel a previously granted Option and grant a replacement Option if the new Option exercise price is lower than that of the canceled Option.

                     (v) Reload Options. If a Participant (who is an employee) tenders shares of Stock to pay the exercise price of an Option, and/or arranges to have a portion of the shares otherwise issuable upon exercise withheld or sold to pay the applicable withholding taxes, the Participant may receive, at the discretion of the Committee, a new “Reload Option” equal to the sum of the number of shares tendered to pay the exercise price and the number of shares used to pay the withholding taxes. Reload options shall have an exercise price equal to the then Fair Market Value of a share of Stock on the date of grant. Reload Options may be any type of Option permitted under the Code and will be granted subject to such terms, conditions, restrictions and limitations as may be determined by the Committee, from time to time. Reload Options may also be granted in connection with the exercise of Options granted under any of the Preexisting Plans of the Company which may be designated by the Committee, from time to time.

                (c) Stock Appreciation Rights. The Committee is authorized to grant SARs to Eligible Persons on the following terms and conditions:

                     (i) Right to Payment. A SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise over (B) the grant price of the SAR as determined by the Committee.

                     (ii) Other Terms. The Committee shall determine at the date of grant or thereafter the time or times at which and the circumstances under which a SAR may be exercised in whole or in part, which time or times may not exceed ten years from the date of grant (including based on achievement of performance goals and/or future service requirements), the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Stock will be delivered or deemed to be delivered to Participants, and whether or not an SAR shall be free-standing or in tandem or combination with any other Award.

                (d) Restricted Stock. The Committee is authorized to grant Restricted Stock to Eligible Persons on the following terms and conditions:

                     (i) Grant and Restrictions. Restricted Stock shall be subject to such restrictionson transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise and under such other circumstances as the Committee may determine at the date of grant or thereafter. Except to the extent restricted under the terms of the Plan and any Award document relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a shareholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee).

                     (ii) Forfeiture. Except as otherwise determined by the Committee, upon termination of employment or service during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company; provided that the Committee may provide, by rule or regulation or in any Award document, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock will lapse in whole or in part, including in the event of terminations resulting from specified causes.

                     (iii) Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

                     (iv) Dividends and Splits. As a condition to the grant of an Award of Restricted Stock, the Committee may require that any dividends paid on a share of Restricted Stock shall be either (A) paid with respect to such Restricted Stock at the dividend payment date in cash, in kind, or in a number of shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or (B) automatically reinvested in additional Restricted Stock or held in kind, which shall be subject to the same terms as applied to the original Restricted Stock to which it relates, or (C) deferred as to payment, either as a cash deferral or with the amount or value thereof automatically deemed reinvested in shares of Deferred Stock, other Awards or other investment vehicles, subject to such terms as the Committee shall determine or permit a Participant to elect. Unless otherwise determined by the Committee, Stock distributed in connection with a Stock split or Stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

                      (e) Deferred Stock. The Committee is authorized to grant Deferred Stock to Eligible Persons, which are rights to receive Stock, other Awards, or a combination thereof at the end of a specified deferral period, subject to the following terms and conditions:

                     (i) Award and Restrictions. Issuance of Stock will occur upon expiration of the deferral period specified for an Award of Deferred Stock by the Committee (or, if permitted by the Committee, as elected by the Participant). In addition, Deferred Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, and under such other circumstances as the Committee may determine at the date of grant or thereafter.

                     (ii) Forfeiture. Except as otherwise determined by the Committee, upon termination of employment or service during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award document evidencing the Deferred Stock), all Deferred Stock that is at that time subject to such forfeiture conditions shall be forfeited; provided that the Committee may provide, by rule or regulation or in any Award document, or may determine in any individual case, that restrictions or forfeiture conditions relating to Deferred Stock will lapse in whole or in part, including in the event of terminations resulting from specified causes.

                     (iii) Dividend Equivalents. Unless otherwise determined by the Committee, Dividend Equivalents on the specified number of shares of Stock covered by an Award of Deferred Stock shall be either (A) paid with respect to such Deferred Stock at the dividend payment date in cash or in shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or (B) deferred with respect to such Deferred Stock, either as a cash deferral or with the amount or value thereof automatically deemed reinvested in additional Deferred Stock, other Awards or other investment vehicles having a Fair Market Value equal to the amount of such dividends, as the Committee shall determine or permit a Participant to elect.

                (f) Bonus Stock and Awards in Lieu of Obligations. The Committee is authorized to grant Stock as a bonus, or to grant Stock or other Awards in lieu of obligations of the Company or a subsidiary to pay cash or deliver other property under other plans or compensatory arrangements of the Company or a subsidiary, subject to such terms as shall be determined by the Committee.

                (g) Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to Eligible Persons, which are rights to receive cash, Stock, other Awards, or other property equivalent to all or a portion of the dividends paid with respect to a specified number of shares of Stock. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Stock, Awards, or other investment vehicles, and subject to restrictions on transferability, risks of forfeiture and such other terms as the Committee may specify.

                (h) Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Eligible Persons such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock or factors that may influence the value of Stock, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Company or business units thereof or any other factors designated by the Committee, and Awards valued by reference to the book value of Stock or the value of securities of or the performance of specified subsidiaries or affiliates or other business units. The Committee shall determine the terms and conditions of such Awards. Stock delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards, notes, or other property, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under the Plan, may also be granted pursuant to this Section 6(h).

                (i) Performance Awards. Performance Awards, denominated in cash or in Stock or other Awards, may be granted by the Committee in accordance with Section 7.

        7. PERFORMANCE AWARDS.

                (a) Performance Awards Generally. The Committee is authorized to grant Performance Awards on the terms and conditions specified in this Section 7. Performance Awards may be denominated as a cash amount, number of shares of Stock, or specified number of other Awards (or a combination) which may be earned upon achievement or satisfaction of performance conditions specified by the Committee. In addition, the Committee may specify that any other Award shall constitute a Performance Award by conditioning the right of a Participant to exercise the Award or have it settled, and the timing thereof, upon achievement or satisfaction of such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions, except as limited under Section 7(c) in the case of a Performance Award intended to qualify as “performance-based compensation” under Section 162(m).

                (b) Performance Awards Granted to Covered Employees. If the Committee determines that a Performance Award to be granted to a Covered Employee should qualify as “performance-based compensation” for purposes of Section 162(m), the grant, exercise and/or settlement of such Performance Award shall be contingent upon achievement of a pre-established performance goal and other terms set forth in this Section 7(b), which may also be applied to all Eligible Persons.

                     (i) Objective Performance Goal Generally. The Committee shall establish written, objective performance goals for a Performance Period not later than 90 days after the beginning of the Performance Period (but not after more than 25% of the Performance Period has elapsed), or by some other date required or permitted under Section 162(m). The objective performance goals shall be stated as specific amounts of, or specific changes in, one or more of the financial measures described in this Section 7. The objective performance goals need not be the same for different Performance Periods and for any Performance Period may be stated: (a) as goals for the Company, for one or more of its subsidiaries, divisions, business units, lines of business, or for any combination of the foregoing; (b) on an absolute basis or relative to the performance of other companies or of a specified index or indices, or be based on any combination of the foregoing; and (c) separately for one or more of the Participants, collectively for the entire group of Participants, or in any combination of the two.

                     (ii) Financial Measures. The Committee shall use any one or more of the following financial measures to establish objective performance goals under Section 7(b)(i): premiums, revenues, earnings, including operating earnings, earnings per share, including operating earnings per share, shareholders’equity, return on equity, assets, return on assets, capital, return on capital, book value, economic value added, operating margins, cash flow, shareholder return, expenses, expense ratios, loss ratios, underwriting results, debt-to-capital ratio or market share. The Committee may specify any reasonable definition of the financial measures it uses. Such definitions may provide for reasonable adjustments and may include or exclude items, including but not limited to: realized investment gains and losses; extraordinary, unusual or non-recurring items; effects of accounting changes, currency fluctuations, acquisitions, divestitures, reserve strengthening or necessary financing activities; recapitalizations, including stock splits and dividends; expenses for restructuring or productivity initiatives; and other non-operating items.

                (c) Settlement of Performance Awards; Other Terms. Settlement of such Performance Awards shall be in cash, Stock, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, increase or reduce the amount of a settlement otherwise to be made in connection with such Performance Awards, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of a Performance Award subject to Section 7(b). The exercise of negative discretion shall not be permitted to result in an increase in the amount payable to any Covered Employee. Any settlement which changes the form of payment from that originally specified shall be implemented in a manner such that the Performance Award and other related Awards do not, solely for that reason, fail to qualify as “performance-based compensation“ for purposes of Section 162(m). The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of employment by the Participant or other event (including a Change in Control) prior to the end of a performance period or settlement of such Performance Awards.

                (d) Written Determinations. Determinations by the Committee as to the establishment of performance goals, the amount potentially payable in respect of Performance Awards, the level of actual achievement of the specified performance goals relating to Performance Awards, and the amount of any final Performance Award shall be recorded in writing in the case of Performance Awards intended to qualify under Section 162(m). Specifically, the Committee shall certify in writing, in a manner conforming to applicable regulations under Section 162(m), prior to settlement of each such Award granted to a Covered Employee, that the performance objective relating to the Performance Award and other material terms of the Award upon which settlement of the Award was conditioned have been satisfied.

        8. CERTAIN PROVISIONS APPLICABLE TO AWARDS.

                (a) Stand-Alone, Additional, Tandem, and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any subsidiary or affiliate, or any business entity to be acquired by the Company or a subsidiary or affiliate, or any other right of a Participant to receive payment from the Company or any subsidiary or affiliate. Awards granted in addition to or in tandem with other Awards or awards may be granted either as of the same time as or a different time from the grant of such other Awards or awards. Subject to Section 11(k), the Committee may determine that, in granting a new Award, the in-the-money value of any surrendered Award or award may be applied to reduce the exercise price of any Option, grant price of any SAR, or purchase price of any other Award.

                (b) Term of Awards. The term of each Award shall be for such period as may be determined by the Committee, subject to the express limitations set forth in Section 6(b)(ii).

                (c) Form and Timing of Payment under Awards; Deferrals. Subject to the terms of the Plan (including Section 11(k)) and any applicable Award document, payments to be made by the Company or a subsidiary upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Stock, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The exercisability, lapsing of restrictions, expiration of deferral or vesting periods, and other settlement of any Award may be accelerated, and cash paid in lieu of Stock in connection with such settlement, in the discretion of the Committee or upon occurrence of one or more specified events (subject to Section 11(k)). Installment or deferred payments may be required by the Committee (subject to Section 11(e)) or permitted at the election of the Participant on terms and conditions established by the Committee. Payments may include, without limitation, provisions for the payment or crediting of reasonable interest or investment return (based on predetermined actual investments (whether actually invested therein)) on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Stock.

                (d) Exemptions from Section 16(b) Liability. With respect to a Participant who is then subject to the reporting requirements of Section 16(a) of the Exchange Act in respect of the Company, the Committee shall implement transactions under the Plan and administer the Plan in a manner that will ensure that each transaction with respect to such a Participant is exempt under Rule 16b-3 or otherwise not subject to liability under Section 16(b), except that this provision shall not limit sales by such a Participant, and such a Participant may engage in other non-exempt transactions under the Plan. The Committee may authorize the Company to repurchase any Award or shares of Stock deliverable or delivered in connection with any Award (subject to Section 11(k)) in order to avoid a Participant who is subject to Section 16 of the Exchange Act incurring liability under Section 16(b).

                (e) Loan Provisions. With the consent of the Committee, and subject at all times to, and only to the extent, if any, permitted under and in accordance with, laws and regulations and other binding obligations or provisions applicable to the Company, the Company may make, guarantee, or arrange for a loan or loans to a Participant with respect to the exercise of any Option or other payment in connection with any Award, including the payment by a Participant of any or all federal, state, or local income or other taxes due in connection with any Award. Subject to such limitations, the Committee shall have full authority to decide whether to make a loan or loans hereunder and to determine the amount, terms, and provisions of any such loan or loans, including the interest rate, if any, to be charged in respect of any such loan or loans, whether the loan or loans are to be with or without recourse against the borrower, the terms on which the loan is to be repaid and conditions, if any, under which the loan or loans may be forgiven.

        9. CHANGE OF CONTROL.

                (a) Generally. The Committee may, in its discretion, at the time an Award is made hereunder or at any time prior to, coincident with or after the time of a Change of Control:

                     (i) provide for the acceleration of any time periods relating to the exercise or realization of such Awards, so that such Awards may be exercised or realized in full on or before a date fixed by the Committee;

                     (ii) provide for the purchase of such Awards, upon the Participant’s request, for an amount of cash equal to the amount which could have been obtained upon the exercise or realization of such Awards had such Awards been currently exercisable or payable;

                     (iii) make such adjustment to the Awards then outstanding as the Committee deems appropriate to reflect such Change of Control; or

                     (iv) cause the Awards then outstanding to be assumed, or new rights substituted therefore, by the surviving corporation in such Change of Control.

               The Committee may, in its discretion, include such further provisions and limitations in any Award Agreement as it may deem equitable and in the best interests of the Company.

                (b) Definition. “Change of Control” means a change of control of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A promulgated under the Exchange Act, or Item 1(a) of a Current Report on Form 8-K or any successor rule, whether or not the Company is then subject to such reporting requirements; provided that, without limitation, such a Change of Control shall be deemed to occur if:

                     (i) Any “person” (as such term is used in Sections 13(d) and 14 (d) of the Exchange Act) is or first becomes the “beneficial owner” (as determined for purposes of Regulation 13D-G under the Exchange Act as currently in effect), directly or indirectly, in a transaction or series of transactions, of securities of the Company representing more than 50% of the voting power of the Company’s voting capital stock (the “Voting Stock”); or

                     (ii) The consummation of a merger, or other business combination after which the holders of the Voting Stock do not collectively own 50% or more of the voting capital stock of the entity surviving such merger or other business combination, or the sale, lease, exchange or other transfer in a transaction or series of transactions of all or substantially all of the assets of the Company; or

                     (iii) At any time individuals who were either nominated for election by the Board or were elected by the Board cease for any reason to constitute at least a majority of the Board.

        Any good faith determination by the Committee as to whether a Change of Control within the meaning of this Section has occurred shall be conclusive and binding on the Participants.

        10. FORFEITURE FOR DISHONESTY.

                (a) Forfeiture. Notwithstanding anything to the contrary in the Plan, if the Participant engages in fraud, embezzlement, theft, commission of a felony or dishonest conduct in the course of his employment or retention by the Company or any subsidiary that damaged the Company or any subsidiary, the Participant shall immediately forfeit all unexercised Options, all exercised Options with respect to which the Company has not yet delivered the certificates, and any other Award not then settled (except for an Award that has not been settled solely due to an elective deferral by the Participant and otherwise is not forfeitable in the event of termination of service of the Participant). The decision of the Committee in interpreting and applying the provisions of this Section 10 (a) shall be final. No decision of the Committee, however, shall affect the finality of the discharge or termination of such Participant by the Company or any subsidiary in any manner.

                (b) Committee Discretion. The Committee may, in its discretion, waive in whole or in part the Company’s right to forfeiture under this Section, but no such waiver shall be effective unless evidenced by a writing signed by a duly authorized officer of the Company. In addition, the Committee may impose additional conditions on Awards, by inclusion of appropriate provisions in the document evidencing or governing any such Award.

        11. GENERAL PROVISIONS.

                (a) Compliance with Legal and Other Requirements. The Company may, to the extent deemed necessary or advisable by the Committee, postpone the issuance or delivery of Stock or payment of other benefits under any Award until completion of such registration or qualification of such Stock or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Stock or other securities of the Company are listed or quoted, or compliance with any other obligation of the Company, as the Committee may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Stock or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations. The foregoing notwithstanding, in connection with a Change of Control, the Company shall take or cause to be taken no action, and shall undertake or permit to arise no legal or contractual obligation, that results or would result in any postponement of the issuance or delivery of Stock or payment of benefits under any Award or the imposition of any other conditions on such issuance, delivery or payment, to the extent that such postponement or other condition would represent a greater burden on a Participant than existed on the 90th day preceding the Change of Control.

                (b) Assignability.

                     (i) No Assignment. No Award, including any right to receive Stock (such as Options, SARs or similar rights) or any right to payment under the Plan, shall be assignable or transferable by a Participant except by will or by the laws of descent and distribution. Any other attempted assignment or alienation shall be void and of no force or effect. Any right to receive Stock or any other Award (including Options, SARs or similar rights) shall be exercisable during a Participant’s lifetime only by the Participant or by the Participant’s guardian or legal representative.

                     (ii) Certain Assignments. Notwithstanding Section 11(b)(i), the Committee shall have the authority, in its sole discretion, to grant (or to sanction by way of amendment of an existing grant) Awards (other than ISOs and restricted stock) which may be transferred by the Participant during his lifetime to any “family member” of the Participant, which shall include a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, siblings, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, any person sharing the Participant’s household (other than a tenant or employee), a trust in which these persons have more than 50% of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than 50% of the voting interests. No Award may be transferred for value. The following transfers are not prohibited transfers for value: (i) a transfer under a domestic relations order in settlement of marital property rights; and (ii) a transfer to an entity in which more than 50% of the voting interests are owned by family members (or the Participant) in exchange for an interest in that entity. In the case of a new Award, the written documentation containing the terms and conditions of such Award shall state that it is transferable, and in the case of an amendment to an existing Award, such amendment shall be in writing. An Award transferred as contemplated in this Section 11(b)(ii) may not be subsequently transferred by the transferee without further Committee approval (except for transfers back to the original grantee) except by will or the laws of descent and distribution and shall continue to be governed by and subject to the terms and limitations of the Plan and the relevant grant. However, the Committee, in its sole discretion at the time that the transfer is approved, may alter the terms and limitations of the relevant Award and establish such additional terms and conditions as it shall deem appropriate.

                (c) Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Stock, or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Stock such that an adjustment is determined by the Committee to be appropriate under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of shares of Stock that have been authorized for issuance under the Plan, (ii) the number and kind of shares of Stock by which annual per-person Award limitations are measured under Section 5, (iii) the number and kind of shares of Stock subject to or deliverable in respect of outstanding Awards and (iv) the exercise price, grant price or purchase price relating to any Award or other affected terms of an Award. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including Performance Awards and performance goals relating thereto) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence, as well as acquisitions and dispositions of businesses and assets) affecting the Company, any subsidiary or any business unit, or the financial statements of the Company or any subsidiary, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee’s assessment of the business strategy of the Company, any subsidiary or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant; provided that no such adjustment shall be authorized or made if and to the extent that such authority or the making of such adjustment would cause Options, SARs, Performance Awards granted under Section 7(b) to Participants designated by the Committee as Covered Employees and intended to qualify as “performance-based compensation” under Section 162(m) and regulations thereunder to otherwise fail to qualify as “performance-based compensation” under Section 162(m) and regulations thereunder.

                (d) Tax Provisions.

                     (i) Withholding. The Company and any subsidiary or affiliate is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant’s withholding obligations, either on a mandatory or elective basis in the discretion of the Committee. Other provisions of the Plan notwithstanding, only the minimum amount of Stock deliverable in connection with an Award necessary to satisfy statutory withholding requirements will be withheld. The value of any remitted Stock shall be its Fair Market Value on the day it is remitted.

                     (ii) Requirement of Notification of Code Section 83(b) Election. If any Participant shall make an election under Section 83(b) of the Code (to include in gross income in the year of transfer the amounts specified in Code Section 83(b)) or under a similar provision of the laws of a jurisdiction outside the United States, such Participant shall notify the Company of such election within ten days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to regulations issued under Code Section 83(b) or other applicable provision.

                     (iii) Requirement of Notification Upon Disqualifying Disposition Under Code Section 421(b). If any Participant shall make any disposition of shares of Stock delivered pursuant to the exercise of an Incentive Stock Option under the circumstances described in Code Section 421(b) (relating to certain disqualifying dispositions), such Participant shall notify the Company of such disposition within ten days thereof.

                (e) Changes to the Plan. The Committee may amend, suspend or terminate the Plan without the consent of shareholders or Participants; provided, however, that any amendment to the Plan shall be submitted to the Company’s shareholders for approval not later than the earliest annual meeting for which the record date is after the date of such Committee action if such shareholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Committee may otherwise, in its discretion, determine to submit other amendments to the Plan to shareholders for approval; and provided further, that, without the consent of an affected Participant, no such Committee action may materially and adversely affect the rights of such Participant under any outstanding Award.

                (f) Right of Setoff. The Company or any subsidiary or affiliate may, to the extent permitted by applicable law, deduct from and set off against any amounts the Company or a subsidiary or affiliate may owe to the Participant from time to time, including amounts payable in connection with any Award, owed as wages, fringe benefits, or other compensation owed to the Participant, such amounts as may be owed by the Participant to the Company, including but not limited to, amounts owed under Section 10 (a), although the Participant shall remain liable for any part of the Participant’s payment obligation not satisfied through such deduction and setoff. By accepting any Award granted hereunder, the Participant agrees to any deduction or setoff under this Section 11(f).

                (g) Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or obligation to deliver Stock pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided that the Committee may authorize the creation of trusts and deposit therein cash, Stock, other Awards or other property, or make other arrangements to meet the Company’s obligations under the Plan. Such trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.

                (h) Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements, apart from the Plan, as it may deem desirable, including incentive arrangements and awards which do not qualify under Section 162(m), and such other arrangements may be either applicable generally or only in specific cases.

                (i) Payments in the Event of Forfeitures; Fractional Shares. Unless otherwise determined by the Committee, in the event of a forfeiture of an Award (except a forfeiture under Section 10(a)) with respect to which a Participant paid cash consideration, the Participant shall be repaid the amount of such cash consideration. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

                (j) Compliance with Code Section 162(m). It is the intent of the Company that Options and SARs granted to Covered Employees and other Awards designated as Awards to Covered Employees subject to Section 7 shall constitute qualified “performance-based compensation” within the meaning of Section 162(m) and regulations thereunder, unless otherwise determined by the Committee at the time of allocation of an Award. Accordingly, the terms of Sections 7(b), (c), and (d) and the definition of Covered Employee, shall be interpreted in a manner consistent with Section 162(m) and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Participant will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee as likely to be a Covered Employee with respect to a specified fiscal year. If any provision of the Plan or any Award document relating to a Performance Award that is designated as intended to comply with Section 162(m) does not comply or is inconsistent with the requirements of Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements, and no provision shall be deemed to confer upon the Committee or any other person discretion to increase the amount of compensation otherwise payable in connection with any such Award upon attainment of the applicable performance objectives.

                (k) Certain Limitations Relating to Accounting Treatment of Awards. Other provisions of the Plan notwithstanding, the Committee’s authority under the Plan is limited to the extent necessary to ensure that any Option or other Award of a type that the Committee has intended to be subject to fixed accounting with a measurement date at the date of grant or the date performance conditions are satisfied under APB 25 shall not become subject to “variable” accounting solely due to the existence of such authority, unless the Committee specifically determines that the Award shall remain outstanding despite such “variable” accounting.

                (l) Governing Law. The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan and any Award document shall be determined in accordance with the laws of the Commonwealth of Pennsylvania, without giving effect to principles of conflicts of laws, and applicable provisions of federal law.

               (m) Limitation on Rights Conferred under Plan. Neither the Plan nor any action taken hereunder shall be construed as

                     (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or a subsidiary or affiliate,

                     (ii) interfering in any way with the right of the Company or a subsidiary or affiliate to terminate any Eligible Person’s or Participant’s employment or service at any time,

                     (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and associates, or

                     (iv) conferring on a Participant any of the rights of a shareholder of the Company unless and until the Participant is duly issued or transferred shares of Stock in accordance with the terms of an Award or an Option is duly exercised. Except as expressly provided in the Plan and an Award document, neither the Plan nor any Award document shall confer on any person other than the Company and the Participant any rights or remedies thereunder.

                (n) Severability; Entire Agreement. If any of the provisions of this Plan or any Award document is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability, and the remaining provisions shall not be affected thereby; provided, that, if any of such provisions is finally held to be invalid, illegal, or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such provision shall be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision enforceable hereunder. The Plan and any Award documents contain the entire agreement of the parties with respect to the subject matter thereof and supersede all prior agreements, promises, covenants, arrangements, communications, representations and warranties between them, whether written or oral with respect to the subject matter thereof.

                (o) Awards Under Preexisting Plan. Upon approval of the Plan by shareholders of the Company as required under Section 11 (p) hereof, no further awards shall be granted under the Preexisting Plans.

                (p) Plan Effective Date and Termination. The Plan shall be deemed effective on the day the Board of Directors approves the Plan, subject to the approval by the shareholders of the Company at a duly held meeting of shareholders. Any Awards granted prior to shareholders approving the Plan will be subject to shareholder approval of the Plan, and if, shareholders do not approve the Plan, such Awards shall be null and void and no further awards may be granted under the Plan. Unless earlier terminated by action of the Board, the Plan will remain in effect until such time as no Stock remains available for delivery under the Plan and the Company has no further rights or obligations under the Plan with respect to outstanding Awards under the Plan.

                (q) Successors. Any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company, shall assume the liabilities of the Company under this Plan and perform any duties and responsibilities in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

PMA CAPITAL CORPORATION
ANNUAL MEETING OF SHAREHOLDERS TO BE HELD APRIL 22, 2002

THIS PROXY/VOTING INSTRUCTION IS SOLICITED ON BEHALF OF THE
BOARD OF DIRECTORS

        The undersigned hereby constitutes and appoints Charles A. Brawley, III, Albert D. Ciavardelli and Francis W. McDonnell, each or any of them, proxies of the undersigned, with full power of substitution, and each of them is hereby authorized to represent the undersigned and to vote all shares of Class A Common Stock of PMA Capital Corporation (the "Company") that the undersigned may be entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the Pyramid Club, 1735 Market Street, 52nd Floor, Philadelphia, Pennsylvania 19103 on Monday, April 22, 2002, at 9 a.m., local time, and at any adjournment thereof.

        This proxy/voting instruction, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made by a record holder, this proxy/voting instruction will be voted FOR the nominees for director set forth in Item 1 and FOR the proposals in Items 2 and 3. The proxy/voting instruction also covers all shares as to which the undersigned has the right to give voting instructions to the Trustee under the Company's 401(k) Plan. If no voting instruction is given to the Trustee, the Trustee will vote your shares on a pro rata basis based on the votes of other 401(k) Plan participants.

PMA CAPITAL CORPORATION
P.O. BOX 11115
NEW YORK, N.Y. 10203-0115

(Continued, and to be marked, dated and signed on other side)

[ ]	(Please sign, date and return this proxy in the enclosed postage prepaid envelope.)	[X] Votes must be indicated (x) in Black or Blue ink.

The Board of Directors recommends a vote FOR Items 1, 2 and 3.

Item 1	Election of Directors (INSTRUCTIONS: To withhold authority to vote for any individual nominee mark the "Exceptions" box and strike a line through the nominee's name.)

FOR ALL	[ ]	WITHHOLD FOR ALL	[ ]	EXCEPTIONS	[ ]

Nominees:	Paul I. Detwiler, Jr. Anne S. Genter Roderic H. Ross John W. Smithson

		FOR	AGAINST	ABSTAIN

Item 2	Approval of PMA Capital Corporation 2002 Equity Incentive Plan	[ ]	[ ]	[ ]

Item 3	Ratification of PricewaterhouseCoopers LLP as independent accountants.	[ ]	[ ]	[ ]

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting and any adjournments thereof.

To change your address, please mark this box.	[ ]

SCAN LINE

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date	Share Owner sign here	Co-Owner sign here